UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 1)


                              HARBIN ELECTRIC, INC.
                 (Name of small business issuer in its charter)

           Nevada                          3621                  98-0403396
           ------                          ----                  ----------
(State or other jurisdiction  (Primary Standard Industrial    (IRS Employer
     of incorporation)         Classification Code Number)  Identification No.)

                    No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong
                Qu Harbin Kai Fa Qu, Harbin, People's Republic of
                                  China 150060
                            Telephone: (215) 854-8104
          (Address and telephone number of principal executive offices)

                    No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong
                Qu Harbin Kai Fa Qu, Harbin, People's Republic of
                                  China 150060
      (Address of principal place of business or intended principal place)

                                  Barry Raeburn
                            2 Penn Center, Suite 200
                             Philadelphia, PA 19102
                             Telephone: 215-854-8104
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                                 Robert M. Smith
                                 Reed Smith LLP
                             Two Embarcadero Center
                             San Francisco, CA 94111
                             Telephone: 415-659-5955

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

---------------------- ------------------- ------------------------ ------------------------- ----------------------------
 Title of each class    Amount of shares      Proposed maximum          Proposed maximum      Amount of registration fee
 of securities to be    to be registered   offering price per unit  aggregate offering price
     registered
---------------------- ------------------- ------------------------ ------------------------- ----------------------------
Common Stock           2,080,000(2)        $8.80(1)                 $18,304,000(1)            $1958.53(3)
---------------------- ------------------- ------------------------ ------------------------- ----------------------------

(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933 based on average high and low price on January 11, 2006.

(2) Pursuant to Rule 416 under the Securities Act of 1933, also includes a number of additional shares of common stock issuable upon the exercise of warrants. The actual number of shares of common stock registered in this registration statement also includes such additional number of shares of common stock as may be issued by reason of any stock split, stock dividend, anti-dilution provisions or similar transaction involving the common stock.

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information contained in prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

            Prospectus Subject to Completion, dated January 30, 2006

                              HARBIN ELECTRIC, INC.

                        2,080,000 shares of common stock

     The 2,080,000 shares of common stock, $.00001 par value, are being offered by the Selling Stockholders listed on Page 10 (the "Selling Stockholders"). The shares of our common stock covered by this prospectus include: (i) 1,600,000 shares of our common stock and (ii) up to 480,000 shares of common stock issuable upon exercise of 480,000 warrants to purchase shares of our common stock, which were issued in a private placement on September 4, 2005.

     The prices at which the Selling Stockholders may sell their shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. Information regarding the Selling Stockholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under "Selling Stockholders" and "Plan of Distribution" in this prospectus. Harbin will not receive any of the proceeds from the sale of the shares under this prospectus.


     Our common stock is traded in the over-the-counter market and quoted through the Over-The-Counter ("OTC") Bulletin Board under the symbol: HRBN. We expect it to continue to trade in that market. The closing bid for shares of our common stock on January 24, 2006 was $8.00, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board System. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. We cannot give any assurance that a stable trading market will develop for our common stock.


     The Selling Stockholders, and any broker-dealer executing sell orders on behalf of the Selling Stockholders, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933. See "Plan of Distribution."

   THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. PLEASE CAREFULLY REVIEW THE
               SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is ____________ , 2006


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE OFFERS AND SALES WOULD BE UNLAWFUL. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS COMPLETE AND ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE SHARES OF COMMON STOCK.

                                TABLE OF CONTENTS

                                     PART I
Prospectus Summary...................................................................................................2
         Background of the Company...................................................................................2
         The Offering by the Selling Stockholders....................................................................3
         Risk Factors................................................................................................4
                  Risks Relating to Our Business.....................................................................4
                  Risks Relating to the People's Republic of China...................................................6
                  Risks Relating to The Offering.....................................................................8
USE OF PROCEEDS .....................................................................................................9
DILUTION ........................................................................................................... 9
SELLING SECURITY HOLDERS.............................................................................................9
PLAN OF DISTRIBUTION................................................................................................11
LEGAL PROCEEDINGS ..................................................................................................12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS and CONTROL
  PERSONS...........................................................................................................12
         Directors and Officers.....................................................................................12
         Committees of the Board of Directors.......................................................................14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.....................................................................15
DESCRIPTION OF SECURITIES...........................................................................................16
ORGANIZATION .......................................................................................................17
         Merger Agreement...........................................................................................17
DESCRIPTION OF THE BUSINESS.........................................................................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...........................................................25
         Overview ..................................................................................................25
         Significant Accounting Policies............................................................................26
DESCRIPTION OF PROPERTY.............................................................................................33
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTER.............................................................33
EXECUTIVE COMPENSATION..............................................................................................34
         Executive Compensation.....................................................................................34
         Stock Incentive Plan.......................................................................................34
FINANCIAL STATEMENTS...............................................................................................F-1
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
  ACCOUNTING AND FINANCIAL DISCLOSURE...............................................................................35

                                     PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS...........................................................................35
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.........................................................................35
RECENT SALES OF UNREGISTERED SECURITIES.............................................................................35
EXHIBITS ...........................................................................................................36
UNDERTAKINGS .......................................................................................................37

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Included in this prospectus, exhibits and associated documents are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as well as historical information. Forward-looking statements include those that use
forward-looking   terminology,   such  as  the  words  "anticipate,"  "believe,"
"estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

     All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION


     Harbin Electric, Inc. is subject to the informational requirements of the Securities Act of 1934 and, accordingly, files registration statements and other information with the SEC. You may obtain these documents electronically through the SEC's website at http://www.sec.gov. You may also obtain copies of this information by mail from the Public Reference Room at: U.S. Securities and Exchange Commission at 100 F. Street, NE, Washington, D.C. 20549-0102. Fax:
(202) 777-1027. Harbin Electric, Inc.'s filings with the SEC are also available from commercial document retrieval services. Information contained on our web site should not be considered part of this prospectus. You may also request a copy of our filings at no cost, by writing or telephoning us at: 2 Penn Center, Suite 200, Philadelphia, PA 19102; telephone: (215) 854-8104.

PROSPECTUS SUMMARY

     The following is a summary of what we believe to be the most important information regarding Harbin Electric, Inc. and the securities being offered herein. Since this is a summary, it may not contain all of the information that is important to you. To understand our business and this offering fully, we urge you to read this entire prospectus along with our financial statements and related notes carefully.

    The Company

                             Corporate Headquarters:
                             -----------------------

                   No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
                            Harbin Kai Fa Qu, Harbin
                        People's Republic of China 150060
                           Telephone: 86-451-86116757

                          U.S.-Based Executive Offices:
                          -----------------------------

                            2 Penn Center, Suite 200
                             Philadelphia, PA 19102
                             Telephone: 215-854-8104

     Harbin Electric, Inc. ("Harbin," the "Company," "we," "us," "our" and similar terms) is a holding company incorporated in Nevada with its principal place of business based in The People's Republic of China ("PRC"). Harbin is a publicly listed company quoted under the symbol (OTC: HRBN). Harbin Electric, through its U.S. and China based subsidiaries, is primarily engaged in the business of designing, manufacturing and marketing linear motors, advanced linear motor systems, and other special electric motors.

    Overview

     We are incorporated under the laws of the state of Nevada and are headquartered in Harbin, China along with our wholly-owned operating subsidiaries. We manufacture, design, supply and service linear motors ("LMs") and special electric motors for domestic China and other international markets. LMs in concept perform similar functions as traditional rotary motors, but differ because LMs are flat in structure and can be configured into a number of forms. LMs also use the principles of magnetic properties to induce linear forces that range in power suitable for many types of applications. We have domestic patents for commercial applications of LMs. Our LMs represent an improvement over traditional electric motors based on design, energy output, energy efficiency and precision movement. Industry segments served include oil services, factory automation, automotive, construction machinery, packaging, and mass transportation systems. Harbin Electric has 160 employees with approximately 200,000 square feet of state-of-the-art manufacturing space.

     Background of the Company

     Harbin Tech Full Electric Co., Ltd. ("HTFE") was incorporated and formerly known as Harbin Tech Full Technology Development Co., Ltd. ("HTFTD"). The business license of HTFE was issued by Harbin Business and Industrial Management Bureau on April 10, 2003. On July 12, 2004, the Board of Directors of HTFTD approved to change the name of HTFTD to Harbin Tech Full Electric Co., Ltd. HTFE is in the business of manufacturing and marketing of linear motors, advanced linear motor systems, and other special electric motors. HTFE holds patents for various commercial applications of linear motors in PRC.

     Tech  Full   International,   Inc.  ("TFI")  is  a  Delaware   corporation,
incorporated on August 24, 2004. TFI was a non-operative holding company of HTFE.

     On August 31, 2004, TFI entered into an agreement with all the shareholders of HTFE to exchange all of the outstanding stock of TFI for all the outstanding stock of HTFE. After the consummation of the agreement, the former shareholders of HTFE owned 1,500 shares of common stock of TFI, which represented 100% of TFI's issued and outstanding shares. For U.S. Federal income tax purposes, the transaction is intended to be qualified as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

     The exchange of shares between TFI and the shareholders of HTFE has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of HTFE obtained control of the consolidated entity.
Accordingly, the merger of the two companies has been recorded as a recapitalization of HTFE, with HTFE being treated as the continuing entity. The historical financial statements presented are those of HTFE. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

     On January 24, 2005,  the TFI  consummated  a merger  agreement  with Torch
Executive Services Ltd. ("Torch"), a Nevada corporation, under which Torch issued 8,000,000 shares of Torch to the shareholders of TFI, and under which TFI merged into Torch Subsidiary, Inc., a Delaware corporation ("TSI") and an acquisition subsidiary of Torch, under the name of Tech Full Holdings, Inc. As a part of the merger, Torch cancelled 5,000,000 shares of its issued and outstanding stock owned by its former president. The exchange of shares with Torch has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of TFI obtained control of Torch. Accordingly, the merger of the two companies has been recorded as a recapitalization of TFI, with TFI being treated as the continuing entity. The financial statements of legal acquiree are not significant; therefore, no pro forma financial information is submitted. On March 18, 2005, Tech Full Holdings, Inc. changed its name to Advanced Electric Motors, Inc.

     Torch was incorporated in the State of Nevada on July 9, 2003. Torch was a development stage, public company in the business of providing luxury travel and concierge services on a personalized one-to-one basis as well as through the internet.

         As a part of the merger, Torch was renamed to Harbin Electric, Inc. (the "Comipany") and the Company declared a stock dividend of 1.5 shares on each share of its common stock outstanding for all shareholders on record as of January 26, 2005.

     In connection with the transactions described above, the Company changed its fiscal year end to December 31.

     The Offering by the Selling Stockholders

     We are offering up to 2,080,000 shares of our common stock under this prospectus by the Selling Stockholders. We will not receive any proceeds from the sale of the common stock hereunder. See "Use of Proceeds" for a complete description.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment in Harbin Electric, Inc. An investment in our common stock being offered for resale by the selling shareholders is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. All of these risks may impair our business operations. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

Our management owns a significant amount of our common stock, giving them influence or control in corporate transactions and other matters, and their interests could differ from those of other stockholders.

     Our principal executive officers Tianfu Yang, Tianli Yang, Suofei Xu, and Zedong Xu own approximately 68.7 % of our outstanding common stock. As a result, they are in a position to significantly influence or control the outcome of matters requiring stockholders' vote, including the election of directors, the adoption of any amendment to our certificate of incorporation or bylaws, and the approval of significant corporate transactions. Their control may delay or prevent a change of control on terms favorable to our other stockholders and may adversely affect the voting and other rights of our other stockholders.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues.

     In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. We have been experiencing over one hundred percent (100%) growth in our revenues over the last year; however, there can be no assurance that we will be able to maintain such growth or any growth of our business. To fund our anticipated expansion, we need an increased amount of working capital. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We may require additional financing in the future and a failure to obtain such required financing will inhibit our ability to grow.

     The continued growth of our business may require additional funding from time to time. Funding would be used for general corporate purposes. General corporate purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. Obtaining additional funding would be subject to a number of factors including market conditions, operational performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional funding unattractive, or unavailable, to us.

The terms of any future financing may adversely affect your interest as stockholders.

     If we require additional financing in the future, we may be required to incur indebtedness or issue equity securities, the terms of which, may adversely affect your interests in the Company. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon liquidation of the Company. In addition, indebtedness may be under terms that make the operation of our business more difficult because the lender's consent will be required before we take certain actions. Similarly the terms of any equity securities we issue may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any such issuance of equity securities may dilute your interest in the Company.

We do not anticipate paying dividends on our common stock.

     We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future. We intend to follow a policy of retaining all of our earnings, if any, to finance development and expansion of our business.

We may not be able to adequately protect and maintain our intellectual property.

     Our success will depend on our ability to continue to develop and market linear motor and other motor products. While we have been granted 3 patents for linear motor applications, we currently have not applied for patents for our technical processes and designs, as we believe an application for such patents would result in public knowledge of our proprietary technology and designs.


Because of our dependence on a few key customers, the loss of any key customer could cause a significant decline in our revenues.

     Three major customers accounted for 72% of the net revenue for the three month and 68% for the nine month periods ended September 30, 2005; and two major customers accounted for 67% of the net revenue for the three month and nine month periods ended September 30, 2004. The loss of any of these customers, or a significant reduction in sales to any such customers, would adversely affect our revenues.

We depend on the supply of raw materials, and any adverse changes in such supply or the costs of raw materials may adversely affect our operations.

     Three vendors provided 69% of the Company's raw materials for the year ended December 31, 2004. The Company did not have accounts payable to these vendors at December 31, 2004. We currently obtain all of our raw materials from Acheng Relay Company Limited, Jiangnan Aluminum Material Factory and Linear Motor, and Electric Appliance Institute of the Zhejiang University. Any material change in the spot and forward rates could have a material adverse effect on the cost of our raw materials and on our operations.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

     Our future success will depend in substantial part on the continual service of our senior management including Mr. Tianfu Yang, our Chairman and Chief Executive Officer, Mr. Xu Soufei, our Vice President and Board Member, Mr. Tianli Yang, our Vice President, and Mr. Zedong Xu, our Chief Financial Officer. The loss of the services of one or more of our key personnel could impede implementation of our business plan and result in reduced profitability. We do not carry key person life insurance on any of our officers or employees. Our future success will also depend on the continued ability to attract, retain and motivate highly qualified technical sales and marketing customer support.

Because of the rapid growth of the economy in China, competition for qualified personnel is intense. We cannot assure you that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain qualified personnel in the future.

RISKS RELATING TO THE PEOPLE'S REPUBLIC OF CHINA

China's Economic Policies Could Affect our Business.

     Substantially all of our assets are located in China and substantially all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

     While China's economy has experienced a significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

     The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Capital outflow policies in The People's Republic of China may hamper our ability to remit income to the United States.

     The People's Republic of China has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital. Although we believe that we are currently in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the U.S. or to our stockholders.

Fluctuation of the Renminbi could materially affect our financial condition and results of operations.

     The value of the Renminbi fluctuates and is subject to changes in The People's Republic of China's political and economic conditions. Since 1994, the conversion of Renminbi into foreign currencies, including United States dollars, has been based on rates set by the People's Bank of China, which are set based upon the interbank foreign exchange market rates and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of Renminbi to United States dollars has generally been stable. As of January 11, 2006, the exchange rate between the Renminbi and the United States dollar was 8.0850 Renminbi to every one United States dollar.

We may experience currency fluctuation and longer exchange rate payment cycles.

     The local currencies in the countries in which we sell our products may fluctuate in value in relation to other currencies. Such fluctuations may affect the costs of our products sold and the value of our local currency profits. While we are not conducting any meaningful operations in countries other than China at the present time, we may expand to other countries and may then have an increased risk of exposure of our business to currency fluctuation.


We may face obstacles from the communist system in The People's Republic of China.

     Foreign companies conducting operations in The People's Republic of China face significant political, economic and legal risks. The Communist regime in The People's Republic of China, including a stifling bureaucracy, may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in The People's Republic of China.

     The People's Republic of China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in The People's Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in The People's Republic of China.

     Because our Executive Officers and several of our Directors, including, the chairman of our Board of Directors are Chinese citizens it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against Harbin and/or its officers and directors by a stockholder or group of stockholders in the U.S. Also, because the majority of our assets are located in The People's Republic of China it would also be extremely difficult to access those assets to satisfy an award entered against us in U.S. court.

The legal system in China has inherent uncertainties that may limit the legal protections available to you as an investor or to us in the event of any claims or disputes with third parties.

     The legal system in China is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the central government has promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. As China's foreign investment laws and regulations are relatively new and the legal system is still evolving, the interpretation of many laws, regulations and rules is not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit the remedies available to you as an investor and to us in the event of any claims or disputes with third parties. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We may face political and/or judicial corruption in The People's Republic of China.

     Another obstacle to foreign investment is corruption. There is no assurance that we will be able to obtain recourse, if desired, through The People's Republic of China's poorly developed and often corrupt judicial systems.

     Most of our assets are located in china, any dividends of proceeds from Liquidation is subject to the approval of the relevant Chinese Government Agencies.

     Our assets are predominantly located inside China. Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency's approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

RISKS RELATING TO THE OFFERING

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.


     There is a limited public market for our common stock, which is traded on the OTC, and there can be no assurance that a trading market will develop further or be maintained in the future. As of January 24, 2006, the closing bid price of our common stock on the OTC was $8.00 per share. The average trading range, for the preceding 52-wk period, had a low price of $2.80 per share and a high price of $8.80 per share.


The Sale of Material Amounts of Our Common Stock Could Reduce the Price of Our Common Stock.

     Sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. See "Security Ownership of Certain Beneficial Owners and Management" for information about the ownership of common stock by our current executive officers, directors and principal shareholders. As we sell shares of our common stock and issue warrants to the Subscribers pursuant to our Subscription Agreement with them, if and to the extent that the Subscribers sell our common stock, our common stock price may decrease due to the additional shares in the market.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares to be offered by the Selling Stockholders. The proceeds from the sale of each Selling Stockholders' common stock will belong to that Selling Stockholder. However, we may receive the sale price of any common stock we sell to the Selling Stockholders upon exercise of outstanding warrants.

     Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

DILUTION

     The sales of the shares of our common stock, on a fully converted basis will not result in any change to the net tangible book value per share before and after the distribution of shares by the Selling Stockholders. There will be no change in the net tangible book value per share attributable to cash payments made by purchasers of the shares being offered by the Selling Stockholders. Prospective investors in the shares held by the Selling Stockholders should be aware, however, that the price of shares being offered by the Selling Stockholders may not bear any rational relationship to our net tangible book value per share.

SELLING SECURITY HOLDERS

     The following table sets forth certain information concerning the resale of the shares of common stock by the Selling Stockholders. Unless otherwise described below, to our knowledge, neither the Selling Stockholders nor any affiliates have held any position or office with, been employed by or otherwise have had any material relationship with us or our affiliate during the three years prior to the date of this prospectus.

     The Selling Stockholders may offer all or some portion of the shares of the common stock. Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the Selling Stockholders upon completion of sales pursuant to this prospectus. In addition, the Selling Stockholders identified below may have sold, transferred or disposed of all or a portion of their shares since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act.


     As of January 26, 2006 there were 16,600,451 shares of our common stock outstanding. Unless otherwise indicated, the Selling Stockholders have the sole power to direct the voting and investment over the shares owned by them. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We estimate that our costs and expenses of registering the shares listed herein for resale will be approximately $10,000.


     The Selling Stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and Regulation M, including the rules and regulations promulgated thereunder. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholders or any other such persons. Furthermore, pursuant to Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares offered hereby.

                OWNERSHIP OF COMMON STOCK BY SELLING STOCKHOLDERS

Name of Selling                      Number of     Percentage of   Number of        Percentage of
Stockholder                          Shares(1)     Ownership       Shares Offered   Ownership
                                                   Prior to the    Hereby           After the
                                                   Offering                         Offering (2)
Lake Street Fund LP                   693,333           4.18%         693,333              0%

 Fred L Astman & Jean L Astman        260,000           1.57         260,000               0
JT-WROS
Fred Astman (IRA)                      98,358           0.60          98,358               0
 Scott W Hood                          17,333           0.10          17,333               0
Howard Lu                              16,900           0.10          16,900               0
Shu-Hua Lu                             16,900           0.10          16,900               0
 John Peter Selda Ira Rollover         43,333           0.26          43,333               0
 R. Gregg Hillman                      13,000           0.08          13,000               0
David Moy                             260,000           1.57         260,000               0
 Lighthouse Consulting Limited         86,667           0.52          86,667               0
 MidSouth Investor Fund LP            346,667           2.10         346,667               0
 Lyman O Heidtke                       86,667           0.52          86,667               0
 Anthony G. Polak                      10,834           0.06          10,834               0
Anthony G. Polak "S"                   10,834           0.06          10,834               0
 Frederick B. Polak "S"                10,834           0.06          10,834               0
Margrit B. Polak"S"                    10,834           0.06          10,834               0
Domaco Venture Capital Fund            10,834           0.06          10,834               0
Catharina Polak #2 Trust u/w           10,834           0.06          10,834               0
Tonie Soep FBO Catharina Polak
(Jack Polak Trustee)
Ronald M. Lazer                        10,834           0.06          10,834               0
Denise C. Loeser                       10,834           0.06          10,834               0
Geri Investments N.V.                  10,834           0.06          10,834               0
RL Capital Partners L.P.               43,334           0.26          43,334               0

(1) Includes stock underlying warrants to purchase, in the aggregate, of up to 480,000 shares of common stock at an exercise price of $3.50 per share.
(2) Assumes the sale of all shares offered herein.

PLAN OF DISTRIBUTION

     The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

      (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

      (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      (iv) an exchange distribution in accordance with the rules of the applicable exchange;

      (v)       privately negotiated transactions;

      (vi)      short sales;

      (vii) broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      (viii)    a combination of any such methods of sale; and

      (ix)      any other method permitted pursuant to applicable law.

     The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

     The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts  under the Securities  Act.  Discounts,  concessions,  commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the Selling Stockholder and/or the purchasers. At the time a particular offer of shares is made by the Selling Stockholders, to the extent required, a prospectus will be distributed. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder's business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

     The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL PROCEEDINGS

     From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company's business. The Company is currently not aware of any such legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Directors and Officers

     Tianfu Yang, Chairman & CEO


     Since January 24, 2005, Tianfu Yang, age 44, has been Chairman of the Board and CEO of Harbin Electric. From May 2003 until now, Mr Yang has been CEO of Tech Full Electric Co., Ltd. From 1994 to 2000, he was President of Harbin Tianheng Wood Industry Manufacture Co., Ltd. From 1991 to 1994, Mr. Yang was President of Hong Kong Lianfa Real Estate Company. From 1988 to 1991, he was President of Hong Kong Property Management Development. From 1986-1988, he was President of Helongjiang Cultural Development Company and Guangzhou Subsidiary Company. Mr. Yang graduated from Zhejiang University with a Masters degree in Electric Motor Automation and Control. From 1978 to 1979, he was a professional member in the Heilongjiang Province Aeromodelling Team, twice becoming free-style aeromodelling champion in national competition. Mr. Yang is currently the commissioner of the China Electro-Technical Society (CES) in the Linear Motor and Electromagnetism Eradiation Specialist Committees. Mr. Yang is also the People's Representative of the City of Harbin.



     Suofei Xu, Vice-President & Board Member

     Since January 24, 2005, Suofei Xu, age 41, has been a Director and Vice President of Harbin Electric. From 2003 until now, Mr. Xu has been the vice president of Tech Full Electric Co., Ltd. From 2001 to 2003, he was an investment manager for Shenzhen Capital Group Co., Ltd., and from 1997 to 2001, he worked at Guangfa Securities Co., Ltd as a project manager, from 1991 to

1997, Mr Xu worked as the Section Chief for system allocation reform of the Harbin Economic System Reform Committee. Mr. Xu graduated in 1988 from FuDan University with a BA in Law.

     Chan Ching Chuen, Board Member, Chairman of Nominating Committee

     Chan Ching Chuen, age 68, is an Honorary Professor at Hong Kong University's Department of Electrical and Electronics Engineering. 1976-
Present: earned many professorships in honorary, visiting and guest roles at world renowned institutions such as University of Hong Kong, Imperial College, London, Zhejiang University, Grenoble Polytechnic, France, Massachusetts Institute of Technology, USA and Tsing Hua University, Beijing among others. He is a Fellow of the Royal Academy of Engineering, U.K., the Chinese Academy of Engineering, the Ukraine Academy of Engineering Sciences and a Fellow and Vice President of Hong Kong Academy of Engineering Sciences. He is also a Fellow of IEEE, IEE and HKIE lecturing on electric vehicles worldwide and in 2000 was awarded the IEE International Lecture Medal. In 2001 he was selected as one of Asia's Best Technology Pioneers by Asiaweek. During his career, Mr. Chan has advised on various consultancy projects for large corporations such as Ford Motor Company, Honda R & D Co Ltd., National Institute of Environmental Studies, Japan, Sumitomo Corporation and Mitsubishi Electric Corporation as well as serving as advisor to government agencies and active in the National Committee of Chinese People's Political Consultative Conference. Mr. Chan graduated from Tsing Hua University in 1959 with an MSc in Electrical Engineering later achieving his PhD in 1982 from University of Hong Kong. 1959-1966: Mr. Chan started his career lecturing at China University of Mining & Technology, from 1967-1976: Chief design Engineer post at the Shanghai Electric Machines Works.

     Patrick McManus, Board Member, Chairman of Audit Committee

     Mr. Patrick McManus, Age 49. CPA, J.D. Mr. McManus joined Harbin Electric's Board of Directors on February 1, 2005 as an independent board member. Mr. McManus brings over 25 years of experience in business, finance and law to Harbin Electric. He was elected Mayor of the City of Lynn, Massachusetts in 1992 and served in this position until his retirement to the private practice of law and accounting in 2002. While serving the City of Lynn as its Mayor, he was elected a member and trustee of the Executive Committee of the U.S. Conference of Mayors (USCM) with responsibility for developing policy for the USCM. He also served as the Chairman of the USCM Science and Technology Subcommittee, the Urban Water Council, and the USCM Audit Committee. Mayor McManus started his career in business with the General Electric Company (NYSE: GE) in 1979, and was a Professor of Business and Finance at Salem State College in Massachusetts. Mayor McManus is an expert on China. He was instrumental in establishing a close alliance as well as coordinating a regular exchange of visits by members of the U.S. Conference of Mayors and the China Association of Mayors. Mr. McManus has been a Certified Public Accountant since 1985. Mr. McManus received his Juris Doctorate from Boston College Law School and an M.B.A from Suffolk University.

     David Gatton, Board Member, Chairman of Compensation Committee

     Mr. David Gatton, Age 51. Mr. Gatton joined Harbin Electric's Board of Directors on February 1, 2005 as an independent board member. Since 1985 Mr. Gatton has served as the Chairman and President of Development Initiatives, Inc, a Washington, D.C.-based government relations firm specializing in urban affairs, business development and marketing, serving a variety of public and private clients. Mr. Gatton advises cities, organizations, and companies on business development strategies, public/private partnerships and marketing initiatives. He has advised various organizations on tax reform, economic development initiatives and a variety of environmental laws, including the reauthorization of the Clean Water Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, Superfund and the Clean Air Act. Some of Mr. Gatton's major accomplishments include: development of U.S.-Sino Memorandum of Cooperation between U.S. and China Association of Mayors, development of a national brownfield redevelopment initiative, development of several multifamily low- and moderate-income housing developments, business development strategies for various private firms, and assistance in development of economic development projects for numerous cities. Mr. Gatton holds a B.A. from Cornell College, and a Master's degree from Harvard University.

     Tianli Yang, Vice-President

     Since January 24, 2005, Tianli Yang, age 42, has been Vice President of Harbin Electric. From 2003 until now, he was the vice president of Tech Full Electric Co., Ltd. From 1985-2000 he was employed in the China State Construction Engineering Corporation (CSCEC), in various positions, including post of Chief Administration Officer. Mr. Yang graduated from Helongjiang University in 1985 with a BA in Chinese Language & Literature.

     Zedong Xu, Chief Financial Officer

     Since January 24, 2005, Zedong Xu, age 36, has been CFO of Harbin Electric. From 2003 until now, he was the CFO of Tech Full Electric Co., Ltd. From September 1998 to 2000, he was employed as the Chief Financial Officer for Harbin WanDa Electrical home appliances. From 1996 to 1998, Mr Xu worked as a financial manager for Harbin High Technology Torch Daya Real Estate Co., Ltd. Mr. Xu Zedong is a qualified CPA under China's accountancy program. He graduated in 1992 from Harbin Electrical Engineering College with a BA in Project Management.

     Family Relationships

     Mr. Tianfu Yang and Mr. Tianli Yang are brothers.

     Board Practices

     Our business and affairs are managed under the direction of our board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. It is our expectation that the board of directors will meet regularly on a quarterly basis and additionally as required.

     Committees of the Board of Directors

     Our board of directors has an audit committee, a nominating and corporate governance committee, and a compensation committee. Our board of directors has determined that David Gatton, Patrick McManus, and Ching Chuen Chan, the members of these committees, are "independent directors" under the current independence standards of NASDAQ Marketplace Rule 4200(a)(15) and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Our board of directors has also determined that these persons have no material relationships with us--either directly or as a partner, shareholder or officer of any entity--which could be inconsistent with a finding of their independence as members of our board of directors. The committees and the committee member are listed below:

     1. Audit Committee: Patrick McManus, CPA (Chairman), David Gatton, and Chan Ching Chuen
     2. Nominating Committee: Chan Ching Chuen (Chairman), Patrick McManus, and David Gatton
     3. Compensation Committee: David Gatton (Chairman), Patrick McManus, and Chan Ching Chuen

     Compensation Committee Interlocks and Insider Participation

     No member of our compensation committee has at any time been an officer or employee of ours or our subsidiaries. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock, by:

     (i) each person known to beneficially own more than five percent of the Common Stock;
     (ii) each officer and director of the Company; and
     (iii) all directors and executive officers as a group.

     The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.



Title of Class    Name and Address                      Amount of    Percentage
                  of Beneficial Owner                   Beneficial    of Class
                                                        Ownership     (1)

Common Stock      Tianfu Yang                            9,750,000        58.73%
                  Harbin Electric, Inc.
                  No. 9 Ha Ping Xi Lu
                  Ha Ping Lu Ji Zhong Qu
                  Harbin Kai Fa Qu, Harbin
                  People's Republic of China 150060
Common Stock      Suofei Xu                              600,000           3.61
                  Harbin Electric, Inc.
                  No. 9 Ha Ping Xi Lu
                  Ha Ping Lu Ji Zhong Qu
                  Harbin Kai Fa Qu, Harbin
                  People's Republic of China 150060
Common Stock      Tianli Yang                            600,000           3.61
                  Harbin Electric, Inc.
                  No. 9 Ha Ping Xi Lu
                  Ha Ping Lu Ji Zhong Qu
                  Harbin Kai Fa Qu, Harbin

Title of Class    Name and Address                      Amount of    Percentage
                  of Beneficial Owner                   Beneficial    of Class
                                                        Ownership     (1)
                  People's Republic of China 150060
Common Stock      Zedong Xu                              450,000           2.71
                  Harbin Electric, Inc.
                  No. 9 Ha Ping Xi Lu
                  Ha Ping Lu Ji Zhong Qu
                  Harbin Kai Fa Qu, Harbin
                  People's Republic of China 150060
Common Stock      Chan Ching Chuen                       25,000 (2)        0.15
                  Harbin Electric, Inc.
                  No. 9 Ha Ping Xi Lu
                  Ha Ping Lu Ji Zhong Qu
                  Harbin Kai Fa Qu, Harbin
                  People's Republic of China 150060
Common Stock      Patrick McManus                        25,000 (2)        0.15
                  Harbin Electric, Inc.
                  2 Penn Center, Suite 200
                  Philadelphia, PA 19102

Common Stock      David Gatton                           25,000 (2)        0.15
                  Harbin Electric, Inc.
                  2 Penn Center, Suite 200
                  Philadelphia, PA 19102

Common Stock      Shares of all directors and            11,475,000       69.12
                  executive officers as a
                  group (7 persons)

(1) Based on  16,600,451  shares  of common  stock  currently  outstanding.
(2) Reflects stock options vested but unexercised.

DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value, and 5,000,000 shares of preferred stock, $.00001 par value. As of January 24, 2006, there are 16,600,451 shares of common stock outstanding and no preferred stock outstanding.


     Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to our stockholders. Cumulative voting is not allowed; therefore, the holders of a majority of the outstanding common stock can elect all directors.

     Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

     Holders of our common stock do not have pre-emptive rights to subscribe to additional shares if issued by us. There is no conversion, redemption, sinking fund or similar provisions regarding the common stock.

DISCLOSURE  OF  COMMISSION   POSITION  OF  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

     Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a party to an action, suit or proceeding because the person is or was our director, officer, employee or agent, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the action, suit or proceeding if the person:

     (i) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and

     (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Our bylaws include indemnification provisions under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as our directors or officers, except in relation to matters as to which any such director or officer was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ORGANIZATION

     Merger Agreement

     On January 12, 2004, Torch Executive Services Ltd., a Nevada corporation ("Torch"), entered into an Agreement and Plan of Merger ("Merger Agreement") with Torch Subsidiary, Inc., a Delaware corporation ("TSI") wholly-owned by Torch, Tech Full International, Inc., a Delaware corporation ("TFI") and the shareholders of TFI. TFI had one 100% wholly-owned subsidiary in Nangang District, Harbin of Heilongjiang Province, China, Harbin Tech Full Electric Co., Ltd. ("HTFE"). Under the terms of the agreement, TFI merged with and into TSI and Torch issued 8,000,000 million shares of its common stock ("Acquisition Shares") to the holders of TFI and, in consideration of the payment of $5,000, the former president of Torch returned 5,000,000 million shares of common stock to the treasury which was subsequently cancelled. The new shares constituted approximately 80 percent of the outstanding shares of Torch, after the merger. The Merger Agreement was closed on January 24, 2004.

     At closing, Frank Torchia was replaced as president, principal executive officer, treasurer, principal accounting officer, principal financial officer, and secretary and the officers of TFI have been appointed as officers of Torch. Further, at the closing of the transaction, the existing president resigned as Torch's sole director and officers of TFI have been appointed to the board of directors of Torch.

     At the effective date of merger, by virtue of the merger and without any action on the part of TSI, TFI or the TFI shareholders, the shares of capital stock of each of TFI and TSI should have been converted as follows:

     a) Capital Stock of TSI. Each issued and outstanding share of TSI's capital stock continued to be issued and outstanding and was converted into one share of validly issued, fully paid, and non-assessable common stock of TSI, as it existed from and after closing. Each stock certificate of TSI's evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the TSI, as it existed from and after closing.

     b) Conversion of TFI. Each share issued and outstanding of TFI that was issued and outstanding at the effective date of the merger was automatically cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in the Merger Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of TFI shares outstanding immediately prior to closing. All such TFI shares, when so converted, were no longer outstanding and were automatically cancelled and retired and ceased to exist, and each holder of a certificate representing any such shares ceased to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefore upon the surrender of such certificate in accordance with the merger agreement.

     On January 26, 2005, Torch changed its name to Harbin Electric, Inc. (the "Company") and TSI merged with and into the Company, with Harbin Electric remaining as the surviving corporation. On January 26, 2005 the Company declared a stock dividend of one-half share on each share of its stock outstanding to all stockholders of record as of January 26, 2005, after the merger agreement. The stock dividend was payable on January 27, 2005.

DESCRIPTION OF THE BUSINESS

     Harbin Tech Full Electric Co., Ltd. ("HTFE") was incorporated and formerly known as Harbin Tech Full Technology Development Co., Ltd. ("HTFTD"). On July 12, 2004, the Board of Directors of HTFTD approved to change the name of HTFTD to Harbin Tech Full Electric Co., Ltd. HTFE is in the business of manufacturing and marketing of linear motors and special electric motors. HTFE holds patents for various commercial applications of linear motors.

     Tech  Full  International,   Inc.  ("TFI")  was  a  Delaware   corporation,
incorporated on August 24, 2004. TFI was a non-operative holding company of HTFE.

     On August 31, 2004, TFI entered into an agreement with all the shareholders of HTFE to exchange all of the outstanding stock of TFI for all the outstanding stock of HTFE. After the consummation of the agreement, the former shareholders of HTFE owned 1,500 shares of common stock of TFI, which represented 100% of TFI's issued and outstanding shares. For U.S. Federal income tax purposes, the transaction is intended to be qualified as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

     The exchange of shares between TFI and the shareholders of HTFE has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of HTFE obtained control of the consolidated entity.
Accordingly, the merger of the two companies has been recorded as a recapitalization of HTFE, with HTFE being treated as the continuing entity. The historical financial statements presented are those of HTFE. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

     On January 24, 2005,  the TFI  consummated  a merger  agreement  with Torch
Executive Services Ltd. ("Torch"), a Nevada corporation, under which Torch issued 8,000,000 shares of Torch to the shareholders of TFI, and under which TFI merged into Torch Subsidiary, Inc., a Delaware corporation ("TSI") and an acquisition subsidiary of Torch, under the name of Tech Full Holdings, Inc. As a part of the merger, Torch cancelled 5,000,000 shares of its issued and outstanding stock owned by its former president. The exchange of shares with Torch has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of TFI obtained control of Torch. Accordingly, the merger of the two companies has been recorded as a recapitalization of TFI, with TFI being treated as the continuing entity. The financial statements of legal acquiree are not significant; therefore, no pro forma financial information is submitted. On March 18, 2005, Tech Full Holdings, Inc. changed its name to Advanced Electric Motors, Inc.

     Torch was incorporated in the State of Nevada on July 9, 2003. Torch was a development stage company in the business of providing luxury travel and concierge services on a personalized one-to-one basis as well as through the internet.

     As a part of the merger, Torch was renamed to Harbin Electric, Inc. (the "Company") and the Company declared a stock dividend of 1.5 shares on each share of its common stock outstanding for all shareholders on record as of January 26, 2005.

     In connection with the transactions described above, the Company changed its fiscal year end to December 31.

     While we are a Nevada company as a result of the share exchange transaction with Torch, which was a Nevada corporation, our next level entities are holding companies based in Delaware and the PRC. This is not an uncommon scenario with companies in China that are seeking to participate in offshore markets for investment and funding. Such a structure provides us with a corporate law and a regulatory environment more familiar and friendly to overseas capital markets investors. Having holding companies at this level also provides us with greater flexibility to engage in potential acquisition and financing activities, and allows us to better monitor and communicate the results of our business operations in China and the U.S. which are countries with distinctly different commercial environments.


COMPANY OVERVIEW

     We are located in the Harbin Development Zone in the city of Harbin, China. Harbin, capital of Heilongjiang Province, is the largest city in terms of total area among all the capital cities in China. The region is the center of politics, economy, science and technology, culture and transportation in the Northeast of China. It has a total population of 9.41 million, total area of 53,000 km-sq with 7 districts and 12 counties under its administration. It ranks the 6th in terms of comprehensive scientific and technological power among the large cities in China. Harbin is an important industrial basis of China. With the development of the past years, it has formed a complete industrial structure with medicines, automobile, foodstuffs and electronics information as the industries of priority development.


     The city of Harbin and its surrounding areas represent the heavy industrial base of China. This region has the largest manufacturers of industrial motors, bearings, aluminum-magnesium processing, boilers, and many other heavy industrial products. The city of Harbin has the top-ranking motor supply chain, significant research capability of motor technology, and nearly 200,000 skilled workers who are proficient in motor and motor related industries. We believe it is the most suitable region for the developing motor industry in mainland China.


     Our facilities include a connected two-story factory and a three-story office building. This represents a combined space of 178,564 sq. ft. Our property is situated on approximately 215,278 sq. ft. of land in the Harbin Development Zone.


     The Harbin Development Zone (HDZ) consists of Harbin Economic and Technological Development Zone and Harbin High and New Technological Development Zone both recognized and authorized at the national level. The main mission is to develop high and new technological industries and become an impetus to the economic growth of the provincial and municipal economy by means of the investment promotion, good services and a favorable investment environment.
These unique benefits, in addition to the wealth of human resources and favorable income taxation policy are the key benefits to conducting business in Harbin.

INDUSTRY OVERVIEW

     The Linear Motors (LMs) industry is a fast-growing industry in China. Historically, traditional electric rotary motors have been used in various industries throughout China, but performance and efficiency issues associated with traditional electric motors have spurred an interest in the industry to consider alternative technologies such as LMs. Compared with traditional rotary motors, the Company believes that LMs are simpler to control and easier to operate. LMs systems contain fewer moving parts, hence, are more reliable and long-term operating costs are reduced.

     LMs integrated systems allow for faster response and more effective braking forces. LMs are more energy efficient because there are no gears or chains to cause backlash, no lubrication is needed, and overall lower maintenance requirements. The Chinese government has also shown an interest in the development of China's LMs industry in that it provides research grants to domestic companies which are chosen to participate in state-sponsored feasibility studies on projects such as the development of high-speed rail links using LMs technology.

OUR STRATEGY

     Our objective is to be the leading provider of customized linear motors and micro motors for customers in China's industrial end-markets. Additionally we intend to pursue relationships with large multinational suppliers. To achieve this objective, we plan to execute the following key business strategies:

  o Strengthen our design and development capabilities. To meet the changing needs of our customers, we intend to continue to improve and strengthen our in-depth design capabilities to meet the changing needs of our customers, and continue to differentiate ourselves from our competitors in the global marketplace We intend to capitalize on the significant growth in the end-markets for linear motors in China by continuing to build out our design expertise and production capacity.

  o Leverage our strong customer relationships into new opportunities. We will continue to expand our presence in the China market. While developing strategic relationships with established international firms. We will also more proactively address opportunities in the global markets for linear motors which carry higher average selling prices.

PRODUCT AND SERVICES

     We develop, engineer, manufacture, and sell a wide array of customized linear motors (LMs) and special motor systems. A linear motor (LM) is an electric motor that has had its stator "unrolled" so that instead of producing a torque (rotation), it produces a linear force along its length. A linear motor transmits force through a magnetic field without a mechanical linkage. An axis driven by a linear motor requires no contact between moving parts, except in the way system. Reduced contact between moving surfaces translates to reduced wear and reduced vibration. As a result, there is no backlash, windup, wear, or maintenance that is normally associated with contacting-type systems such as ball screws or belts. Many applications that require some sort of linear motion can benefit from the use of LMs.

     Our motors and systems are designed, manufactured, and marketed to individual customer requirements and specifications. The majority of our sales are custom products. We concentrate on the premium segments of the industrial motor markets. In these segments we believe that we have advantages because of we are a low-cost producer in the industry. Our low cost is mainly achieved through our supply chain with access to key raw materials within China, our low cost labor force, and our custom manufacturing expertise.


     Presently, the Company offers four main products:


     1. Flat linear asynchronous motor series (self-cooled)

     The flat linear asynchronous motor series is widely applied in transmission systems as the production transportation line, the crane, postal service sorting machine, baggage sorting machine, printed matter sorting machine, automatic linear door, and revolving door applications.


     2. Flat three-phase linear asynchronous motor (forced ventilation)

     The flat three-phase linear asynchronous motor has a forced ventilation structure, which is loaded with radiator, bottom board, and air blower to reduce and dissipate heat. This motor is used in transmission systems as the production transportation line, the crane, postal service sorting machine, baggage sorting machine, printed matter sorting machine, automatic linear door, and revolving door applications.


     3. The plane goods transmission installment

     This   installment  is  used  in  logistical   line,   custom  and  airport
     applications.

     4. Micro-motor and armature

     The micro-motor is used in home appliances including the microwave oven, refrigerator, warmer, washer, fan and other applications. The armature is used in electronic tools including electric drill, electric hammer, electric scissors, curve-saw and polisher applications.


MANUFACTURING PROCESS

     In PRC, Harbin Electric's subsidiaries own state-of-the-art manufacturing equipment and production facilities enable it to meet the demands of high quality engineering to ensure product reliability and durability. Harbin Electric's manufacturing facility occupies approximately 200,000 square feet of land. The facility and its landscape are designed to accommodate potential capacity expansion plans.

     Generally, there are two stages of design and development before the main production process. In the first process stage, the technical design of the motor is drawn based on customer defined parameters such as the speed, force, heat output and size of the motor. In the second process stage, the working prototype is produced, and testing and validation of the prototype are conducted. The main production process can be carried out only after the working prototype passes the various testing and validation protocols. The actual manufacturing process consists of winding the coils, laminating the primary and secondary elements, and hermetic casing for protection and durability among other procedures. The last stage is testing and validation.


SERVICES

     Harbin Electric provides after-sale services to its customers, through its subsidiary HTFE. The Company also offers a one year warranty on its products and will absorb the costs of servicing should its products fail within the one year warranty period. We guarantee to be on-site at a client location within 24 hours to fix any problems within the warranty period. After the one year warranty period has expired, the Company offers its after-sale services for a fee.




MARKETING

     Currently we receive contracts mostly through tender offers and referrals. We have a marketing team of six people that focuses on providing support and consultancy to customers. The Company targets our products to the global original equipment manufacturers (OEM) and distributors as components or in integrated systems. The Company also will cooperate with major system integrators to jointly develop and market new products. We have a close involvement with our customers to jointly develop and customize products for customers' specific needs. We believe this active working relationship with customers has allowed us to win repeat business, create visibility, and enhance our growth.

     The Company is also an active participant of industry trade shows, technical conferences, professional seminars and exhibitions, and uses these events to promote its products, generate sales, and build brand awareness.

     We are actively exploring the international markets for our products. Our executive offices recently formed in Philadelphia, PA will help begin to develop our presence outside China.

SOURCES AND AVAILABILITY OF RAW MATERIALS (VENDORS)

     The Company's main raw materials consist of semi-finished products including iron-ore, fans and radiators, and certain component materials including enamel wire and metal plating. Semi-finished products represent the majority of the total raw material costs, and the Company has a steady and accessible supply for all of its raw material needs from various sources and can bargain effectively since its purchase orders are typically of large quantities. The Company believes that alternative sources are available for such materials.


--------------------------------------------------- ------------------------------------------------
Supplier Name                                       Components Purchased
--------------------------------------------------- ------------------------------------------------
Acheng Relay Company Limited                        Accessories of the logistic system, iron-core
                           of electric motors
--------------------------------------------------- ------------------------------------------------
Ri'an Fangzhou Motor Fittings Factory               Enamel wire and metal plating
--------------------------------------------------- ------------------------------------------------
Jiangnan Aluminum Material Factory                  Aluminum material
--------------------------------------------------- ------------------------------------------------
Linear Motor and Electric Appliance Institute of    Control equipments
the Zhejiang University
--------------------------------------------------- ------------------------------------------------
Jiangyin Chuangyi Special Insulation Material       Insulated lacquer, insulated glue, insulated
Limited Company                                     wire
--------------------------------------------------- ------------------------------------------------
Ri'an Tingtian Xiourong Standard Components         Standard components
Factory
--------------------------------------------------- ------------------------------------------------

     Based on cost, we purchased approximately 55%, 13% and 12% of the components sold to our customers from Acheng Relay Stock Limited Company, Ri'an Fangzhou Motor Fittings Factory and Jiangnan Aluminum Material Factory, respectively. We have established long-standing relationships with our key suppliers. For example, we have worked with Acheng Relay Stock Limited Company since our inception. We believe these relationships will support our continued growth.

CUSTOMERS

     Three major customers accounted for 72% of the net revenue for the three month and 68% for the nine month periods ended September 30, 2005; and two major customers accounted for 67% of the net revenue for the three month and nine month periods ended September 30, 2004.


Customer Name                                                   Q3 Net Revenue      Percentage of
                                                              (RMB in Millions)    Q3 Net Revenue
GuiYang Putian Wanxiang Logistic Technology Co., Ltd.                      18.8               33%
Suifenghe Wanrong Business Trade Co., Ltd.                                 12.5               22%
Shanghai Junci Machine and Electric Equipments Co., Ltd.                   10.0               17%
------------------------------------------------------------- ------------------ -----------------
Total                                                                      41.3               72%
============================================================= ================== =================

INTELLECTUAL PROPERTY

     The Company holds three patents on its core LIM technology. These patents are issued by the Intellectual Property Rights Bureau of The People's Republic of China as follows:




     o Flat Three-Phase Asynchronous Linear Induction Motor (patent # ZL 02 2 10740.1)


     o    Planar  Adaptable  Logistic  System  Driven by LIMs  (patent # ZL 02 2
          11613.3)


     o    LIM driven Conveyor (patent # ZL 02 2 10379.1)


RESEARCH AND DEVELOPMENT

     The Company's design and development of electric motors, drives and generators include both the development of products, which extend the product lines, and the modification of existing products to meet new application requirements. Additional development work is done to improve production methods. Our strategy is to combine internal product research and development with outside research from China's scientific research institutions.

     We cooperate  closely  with various  scientific  research  institutions  to advance development of new products and production methods. We have on-going relationships with Zhejiang University, Shanghai Micro-Motors Research Institute, and China Academy of Sciences Electric Engineering Institution. For example, one of our joint R&D projects is our current program with Zhejiang University where we are jointly developing a Permanent Magnetism Synchronization Servo Motor.

     Costs associated with research, new product development, and product and cost improvements are treated as expenses when incurred and amounted to approximately $450, 000 and $38,000 thousand for the third quarter 2005 and fiscal year 2004 respectively


EMPLOYEES

     As of January 2006, the Company employs approximately 160 people in the following capacities: 15 in management, 4 in administrative, 95 in production, 6 in sales, 34 in research and development and 6 in financial management.


     The Company believes that it has good working relationships with its employees. Most of our employees are located in Harbin, the capital of Heilongjiang Province. Staff retention is stable. All compensation, including social insurance, is paid in a timely manner. The Company is not a party to any collective bargaining agreements and none of our employees are covered by a collective bargaining agreement.

     We have employment contracts with a number of our employees. Employment contracts adhere to both State and Provincial employment and social security regulations. The Company has signed confidentiality agreements with all its employees.


COMPETITION

     We believe that the principal competitive factors affecting the markets for our customized module design solutions include:

o    understanding   our   customers'   time-to-market,   technology   and  cost
     requirements;
o    access to industrial supply chain and raw material providers;
o    pricing and efficiency;
o    design capabilities;
o    customer relationships; and
o    technical support.

     We believe that we compete favorably with respect to each of these criteria. In addition, while we do not believe that there are any direct competitors of any meaningful size that operate using the same business model as ours within the PRC.

     We have recently entered the international marketplace for our products. Globally, some of the Company's competitors are larger in size or are divisions of large diversified companies and have substantially greater financial resources. The Company competes by providing its customers better value through product quality, customization, low cost efficiency and better services, including product availability, shorter lead-times, on-time delivery.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

INFORMATION REGARDING FORWARD LOOKING STATEMENTS

     The following discussion should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto set forth in Item 1 of this Quarterly Report. In addition to historical information, this discussion and analysis contains forward-looking statements that relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as "anticipates," "believes," "estimates," "expects," "hopes," "targets," "should, "will," "will likely result," "forecast," "outlook," "projects" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied in the forward-looking statements.

Principles of consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, HTFE. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of HTFE on August 31, 2004, has been accounted for as a purchase and treated as a reverse acquisition (Note 1). The historical results for the year ended December 31, 2004 include both the Company (from the acquisition date) and HTFE

(for full period) while the historical results for the period ended December 31, 2003 includes only HTFE.

Significant Accounting Policies

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

     Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

     We maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyze historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. The Company had a net receivable of $3,914,248 as of September 30, 2005. Based on historical collection activity, no allowance is deemed necessary.

Inventories

     Inventories are valued at the lower of cost (determined on a weighted average basis) or market. We compare the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if market is lower than cost.

Property & Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

     Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of: 30 years for building, 10 years for machinery, 5 years for office equipment, and 8 years for vehicles.

Intangible Assets

     Intangible assets consist of patents. We evaluate intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 is being evaluated in accordance with SFAS No. 142.

Revenue Recognition

     Our revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 101. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations by us exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

     Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company's products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Research and Development Costs

     Research and development costs are expensed as incurred.

Stock based Compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 prescribes accounting and reporting standards for all stock based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had we adopted the new fair value method. We use the intrinsic value method prescribed by APB 25 and have opted for the disclosure provisions of SFAS No. 123. On January 31, 2005, the Company granted a total of 150,000 stock options to purchase shares of its common stock to three directors of the Company under the Company's 2005 Stock Option Plan, pursuant to a written agreement (the "Award Agreement"). The options terminate five (5) years from the date of the grant. Pursuant to the Award Agreement, the Options shall become exercisable during the term that the optionee serves as a Director of the Company, as follows: (i) 50% of the shares of stock subject to this option became exercisable immediately as of the date of the Award Agreement; and
(ii) the balance of the shares of stock subject to this option shall become exercisable in eight (8) equal quarterly installments, of 3,125 shares per installment, the first installment to be exercisable as of the last day of the first quarter of calendar year 2005, with an additional 3,125 of such Shares becoming exercisable as of the last day of each subsequent quarter. The Company granted the three directors the right to purchase the number of shares of stock set forth in the Award Agreement, for cash (or other consideration as is authorized under the Plan and acceptable to the Board of Directors of the Company, in their sole and absolute discretion) at $3.10 per share (the "Exercise Price"), such Exercise Price being the high price per share of the Company's common stock reported on the NASD Over-The-Counter Bulletin Board under HRBN on January 31, 2005.

Income Taxes

     We utilize SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for us have been approved by the local tax bureau and the Management Regulation of Harbin Economic and Technological Development Zone. We are exempted from income tax from July 1, 2004 through June 30, 2006.

Foreign currency transactions and comprehensive income (loss)

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is the Chinese Renminbi. The unit of Renminbi is in Yuan. Cumulative translation adjustment amount and translation adjustment gain were insignificant at and for the year ended December 31, 2004 and the period from April 10, 2003 (inception) through December 31, 2003.

Basic and diluted net income per share

     Net income per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No. 15 (APB 15). Net income per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net income per share is based upon the weighted average number of common shares outstanding. Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Fair value of financial instruments

     Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Statement of Cash Flows

        In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

     Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.


Three Months Ended September 30, 2005 Compared To Three Months Ended September 30, 2004

Revenue

     For the three month period ended September 30, 2005, we generated net revenues of $7,044,014. During the three month period ended September 30, 2004, we produced net revenues of $1,790,549. This was the first quarter of production revenues as the initial production launch occurred in the end of June 2004.


     As of September 30, 2005, all operational revenues of the company have come from HTFE and all operational revenues rely on the proprietary technology and core patents of HTFE. The Harbin Baldor Joint Venture, in which interest is held by HTFE, remains in the developmental stage has not generated any revenue through September 30, 2005.


Gross Profit

     The Company achieved a gross profit of $3,378,743 for the three months ended September 30, 2005. During the three month period ended September 30, 2004, we had gross profit of $1,133,260. This was the first quarter of production profits as the initial production launch occurred in the end of June 2004. Gross margin, as a percentage of revenues, was 50% for the three months ended September 30, 2005.

Operating Expenses

     The Company incurred operating expenses of $403,509 for the three months ended September 30, 2005; an increase of $302,246 compared to $101,263 for the three months ended September 30, 2004. This increase is a direct result of full operation of the Company during the nine-month period of 2005 and only one quarter of revenues during the fiscal year 2004. Aggregated selling expenses of $100,923 account for expenses related to costs associated with sales and marketing of the Company's products. Operating expenses include general and administrative expenses of $302,586 for three months ended September 30, 2005 and relate to the cost of maintaining the company's facilities, salaries and research and development.


Net Income

     The Company's net income was $2,984,044 for the three months ended September 30, 2005, compared to income of $1,042,367 for the three months ended September 30, 2004. The increase is attributed to production profits generated from the initial production launch at the end of June 2004.

Nine Months Ended September 30, 2005 Compared To Nine Months Ended September 30, 2004

Revenue

     For the nine month period ended September 30, 2005, we generated net revenues of $16,446,753. During the nine month period ended September 30, 2004, we produced net revenues of $1,790,549. This was the first quarter of production revenues as the initial production launch occurred in the end of June 2004.

     As of September 30, 2005, all operational revenues of the Company have come from HTFE and all operational revenues rely on the proprietary technology and core patents of HTFE. The Harbin Baldor Joint Venture, in which interest is held by HTFE, remains in the developmental stage has not generated any revenue through September 30, 2005.

Gross Profit

     The Company achieved a gross profit of $8,183,402 for the nine months ended September 30, 2005. During the nine month period ended September 30, 2004, we had gross profit of $1,133,260. This was the first quarter of production profits as the initial production launch occurred in the end of June 2004. Gross margin, as a percentage of revenues, was 50% for the nine months ended September 30, 2005.

Operating Expenses

     The Company incurred operating expenses of $921,843 for the nine months ended September 30, 2005, an increase of $779,268 compared to $142,575 for the nine months ended September 30, 2004. This increase is a direct result of full operation of the Company during the nine-month period of 2005 and only one quarter of revenues during the nine months ended September 30, 2004. Aggregated selling expenses of $225,256 account for expenses related to costs associated with sales and marketing of the Company's products. Operating expenses include general and administrative expenses of $696,587 for nine months ended September 30, 2005 and relate to the cost of maintaining the Company's facilities, salaries and research and development.

Net Income

     The Company's net income was $7,284,487 for the nine months ended September 30, 2005, compared to income of $1,001,055 for the nine months ended September 30, 2004. The increase is attributed to production profits generated from the initial production launch at the end of June 2004.


Fiscal Year Ended December 31, 2004 Compared To Fiscal Year Ended December 31, 2003 Revenue

     For the fiscal year period ended December 31, 2004, we generated net revenues of $4,858,650. During the fiscal year period ended December 31, 2003, we did not produce net revenues as the Company was in the development stage. The first quarter of production revenues was September 2004 as the initial production launch occurred in the end of June 2004.

     As of December 31, 2004, all operational revenues of the Company have come from our subsidiary, HTFE, and all operational revenues rely on the proprietary technology and core patents of HTFE.


Gross Profit

     The Company achieved a gross profit of $2,568,900 for the fiscal year ended December 31, 2004. During the fiscal year period ended December 31, 2003, we had no gross profit as the Company was in the development stage. The first quarter of gross profit was September 2004 as the initial production launch occurred in the end of June 2004. Gross margin, as a percentage of revenues, was 52.9% for the fiscal year ended December 31, 2004.


Operating Expenses

     The Company incurred operating expenses of $279,934 for the fiscal year ended December 31, 2004, an increase of $ 265,239 compared to $14,695 for the fiscal year ended December 31, 2003. This increase is a direct result of full operation of the Company during the nine month period of 2004 and only one quarter of revenues during the fiscal year ended December 31, 2004. Aggregated selling expenses of $93,366 account for expenses related to costs associated with sales and marketing of the Company's products. Operating expenses include general and administrative expenses of $186,568 for fiscal year ended December 31, 2004 and relate to the cost of maintaining the Company's facilities, salaries and research and development.


Net Income

     The Company's net income was $2,311,333 for the fiscal year ended December 31, 2004, compared to a net loss of $3,880 for the fiscal year ended December
31, 2003. The increase in net income is attributed to production profits generated from the initial production launch at the end of June 2004.

Liquidity and Capital Resources

     As of September 30, 2005, the Company had $5,604,096 cash and cash equivalents, and we believe that current cash needs can be met from working capital. The Company had net cash flows provided by operations of $883,144 for the nine month period ended September 30, 2005, as compared to net cash from operations of $298,915 in the corresponding nine month period last year. The change in net cash flows from operations in the current period as compared to the corresponding period last year was mainly due to the initiation of full operations in the end of June 2004. Cash flows from investing activities resulted in net usage of $2,374,371 in the current period as compared $6,714 in the corresponding nine-month period last year. The usage in the current period was mainly due to investments in patents and technology in the amount of $266,200, and property and equipment of $2,108,171 in the nine month period ended September 30, 2005. The Company had a net increase in cash and cash equivalent of $3,393,293 in the current period as compared to a net increase of $737,879 in the corresponding period last year.

On September 18, 2005, the Company received $4,800,000 from a private placement through the sale of 1,600,000 shares to institutional investors and other accredited investors. The Company intends to use the proceeds from the sale for general corporate purposes, including but not limited to, expansion of production capacity, research and development, certification of our new products, and other general working capital needs.

The majority of the Company's revenues and expenses were denominated primarily in Renminbi ("RMB"), the currency of the People's Republic of China. There is no assurance that exchange rates between the RMB and the U.S. Dollar will remain stable. A revaluation of the RMB relative to the U.S. Dollar could adversely affect our business' financial condition and results of operations. We do not engage in currency hedging, therefore inflation has not had a material impact on our business.

Recent Pronouncements

     On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or
"mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatory redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatory redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

     In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

DESCRIPTION OF PROPERTY

     Our corporate headquarters is located at No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, 150060. Our facilities in Harbin include a connected two-story factory and a three-story office building. They represent a combined space of 178,564 sq. ft. Our Harbin facilities are adequately covered by insurance.

     Our U.S.-based executive offices are located at 2 Penn Center, Suite 200, Philadelphia, PA 19102; our telephone number is (215) 854-8104. We are currently in the process of negotiating and finalizing the lease terms of our office space in Philadelphia.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock trades on the NASD Over-The-Counter Bulletin Board under the symbol "HRBN." The Over-The-Counter Bulletin Board is sponsored by the National Association of Securities Dealers (NASD) and is a network of security dealers who buy and sell stocks.

     For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

        Period                                Low($)                High($)
        ------                                ------                -------

        2006                                  7.25                  8.80
        First Quarter*

        2005
        Fourth Quarter                        4.00                  8.75

        2005
        Third Quarter                         3.10                  4.65

        2005
        Second Quarter                        3.00                  3.92

        2005
        First Quarter (1)                     2.85                  3.00

       *As of January 24, 2006.


     As of January 26, 2006, there are approximately 47 holders of record of our common stock.

     We have not paid any dividends on our common stock, nor do we currently intend to pay dividends in the future.

EXECUTIVE COMPENSATION

     Executive Compensation

     The following table contains information concerning the compensation of the Harbin's chief executive officer and each of the other four most highly compensated executive officers in excess of $100,000 in 2005.

------------------- ---------- ---------- --------- ---------- -------------- ------------ --------------- ----------- ------------
                                                               Other          Restricted   Securities
Name and                                            Annual     Restricted     Stock        underlying      LTIP        All  Other
Principal Position  Year       Salary     Bonus   Compensation Stock Awards   Awards       options         payouts     Compensation
                               ($)        ($)       ($)        ($)                                         ($)         ($)
------------------- ---------- ---------- --------- ---------- -------------- ------------ --------------- ----------- ------------
Tianfu Yang,        2005       8,000      0         8,000      N/A            N/A          N/A             N/A         N/A
CEO                 2004       6,000      0         6,000      N/A            N/A          N/A             N/A         N/A
                    2003       6,000      0         6,000      N/A            N/A          N/A             N/A         N/A
------------------- ---------- ---------- --------- ---------- -------------- ------------ --------------- ----------- ------------

     Compensation of Directors

     During the fiscal year 2005, Mr. Chan Ching Chuen received RMB 22,000 as a cash fee for 8 months of service as a Director. During the fiscal year of 2005, Mr. David Gatton, and Mr. Patrick McManus each received $22,000 (USD) as a cash fee for 8 months of service as Directors. On January 31, 2005, the Board of Directors of the Company granted nonstatutory stock options to purchase the Company's common shares to certain of the Company's outside directors, pursuant to the Company's 2005 Stock Option Plan (the "Plan"), as follows:

         Director                       Number of Stock Options
         --------                       -----------------------
         Chan Ching Chuen               50,000
         David Gatton                   50,000
         Patrick McManus                50,000

     The exercise price under the stock options was $3.10 per share. Fifty percent (50%) of the options were exercisable immediately; the balance would vest and become exercisable in eight (8) equal quarterly installments of 3,125 over the next two (2) years, beginning on March 31, 2005.

     Stock Incentive Plan

     The Company's long term incentives are in the form of stock options to directors, executives, employees and consultants under the 2005 Stock Option Plan (the "Plan"). The objective of these awards is to advance the longer term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to directors, executives and other key employees and consultants upon the creation of incremental stockholder value and attainment of long-term earnings goals. Stock option awards under the Plan produce value to participants only if the price of the Company's stock appreciates, thereby directly link the interests of the participants with those of the stockholders. No stock options were granted to executive officers in 2005.

FINANCIAL STATEMENTS

Harbin Electric, Inc.


                              Financial Statements

 For Period Ended September 30, 2005, and Fiscal Years Ended December 31, 2004 and 2003


                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm .......................................................F-2

Unaudited Consolidated Balance Sheet as of September 30, 2005..................................................F-3

Consolidated Balance Sheet as of December 31, 2004.............................................................F-4

Unaudited Consolidated Statements of Income
                  for The Periods Ended September 30, 2005 and 2004............................................F-5

Consolidated Statements of Income for The Year Ended December 31, 2004 and
                 for The Period From April 10, 2003 (Inception) to December 31, 2003...........................F-6


Consolidated Statement of Stockholders' Equity for The Periods
                 from April 10, 2003 (Inception) To December 31, 2004..........................................F-7


Unaudited Consolidated Statements of Cash Flows
            for The Periods Ended September 30, 2005 and 2004..................................................F-8

Consolidated Statements of Cash Flows The Year Ended December 31, 2004 and
                 for The Period From April 10, 2003 (Inception) to December 31, 2003...........................F-9

Notes to Unaudited Consolidated Financial Statements
            for the Period Ended September 30, 2005 ..........................................................F-10

Notes to Consolidated Financial Statements for the Years Ended December 31, 2004 and 2003.....................F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Tech Full International, Inc. & subsidiary

We have audited the accompanying consolidated balance sheets of Tech Full International, Inc. and subsidiary (the "Company") as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004 and the period from April 10, 2003 (inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the year ended December 31, 2004 and the period from April 10, 2003
(inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



/S/  KABANI & COMPANY, INC.
-----------------------------
CERTIFIED PUBLIC ACCOUNTANTS

Huntington Beach, California
February 3, 2005

HARBIN ELECTRIC, INC
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2005 (UNAUDITED)



                                                                                                AS OF
                                                                                         SEPTEMBER 30, 2005
                                                                                       ------------------------
ASSETS

CURRENT ASSETS
    Cash & cash equivalents...............................................             $             5,604,096
    Accounts receivable, net..............................................                           3,914,248
    Inventory.............................................................                             764,713
    Advances to suppliers.................................................                           2,524,695
    Prepaid expenses......................................................                             141,485
    Marketable securities.................................................                             483,000
                                                                                       ------------------------
         Total current assets.............................................
                                                                                                    13,432,237

PROPERTY AND EQUIPMENT, net...............................................                          10,844,001

INTANGIBLE ASSETS, net....................................................                             564,271
                                                                                       ------------------------

TOTAL ASSETS..............................................................             $            24,840,509
                                                                                       ========================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable......................................................             $               323,795
    Customer deposits.....................................................                               2,527
    Due to related parties................................................                              19,696
                                                                                       ------------------------
         Total liabilities................................................
                                                                                                       346,018

Minority Interest.........................................................                           1,218,000

STOCKHOLDERS' EQUITY
    Common stock, .00001 par value; authorized shares 100,000,000; issued and
        outstanding 15,000,451 shares.....................................                                 150
    Additional paid in capital............................................                          11,435,507
    Shares to be issued, 786,885 shares of common stock...................                           2,400,000
    Subscription receivable...............................................                            (125,859)
    Statutory reserves....................................................                           1,438,791
    Accumulated other comprehensive income................................                             (25,245)
    Retained earnings.....................................................                           8,153,147
                                                                                       ------------------------
         Total stockholders' equity.......................................
                                                                                                    23,276,491
                                                                                       ------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $            24,840,509
                                                                                       ========================

   The accompanying notes are an integral part of these financial statements.

HARBIN ELECTRIC, INC
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004

ASSETS

CURRENT ASSETS:
         Cash & cash equivalents                                                      $             2,210,803
         Accounts receivable                                                                           25,995
         Inventory                                                                                    269,304
         Advances to suppliers                                                                         55,949
         Marketable securities                                                                        406,000
         Advance to related party                                                                     206,309
         Other assets                                                                                       -

                                                                                      ------------------------
         Total current assets                                                                       3,174,360


PROPERTY AND EQUIPMENT, net                                                                           417,965

CAPITAL WORK IN PROGRESS                                                                              380,592

INTANGIBLE ASSETS, net                                                                                110,917

                                                                                      ------------------------
TOTAL ASSETS                                                                          $             4,083,834
                                                                                      ========================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                                                  $               243,040
         Accrued expenses

STOCKHOLDERS' EQUITY
         Common stock, $.0001 par value; authorized shares 1,500;
              issued and outstanding 1,500 shares                                                           1
         Additional paid in capital                                                                 6,623,700
         Subscription receivable                                                                   (4,988,115)
         Statutory reserves                                                                           346,700
         Accumulated other comprehensive income:                                                     (102,245)
         Retained earnings (accumulated deficit)                                                    1,960,753
                                                                                      ------------------------
                           Total stockholders' equity                                               3,840,794

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $             4,083,834

   The accompanying notes are an integral part of these financial statements.

HARBIN ELECTRIC, INC
CONSOLIDATED STATEMENTS OF INCOME
FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND 2004


                                                                     (UNAUDITED)

                                                          FOR THE THREE MONTH PERIODS ENDED     FOR THE NINE MONTH PERIODS ENDED
                                                         Sept. 30, 2005      Sept. 30, 2004     Sept. 30, 2005     Sept. 30, 2004
                                                         ----------------   -----------------  -----------------   ----------------
Net revenue..........................................    $     7,044,014    $      1,790,549   $     16,446,753    $     1,790,549

Cost of revenue......................................          3,665,271             657,289          8,263,351            657,289
                                                         ----------------   -----------------  -----------------   ----------------

Gross profit.........................................          3,378,743           1,133,260          8,183,402          1,133,260

Operating expenses
    Selling expenses.................................            100,923              62,501            225,256             62,501
    General and administrative expenses..............            302,586              38,762            696,587             80,074
                                                         ----------------   -----------------  -----------------   ----------------
         Total operating expenses....................            403,509             101,263            921,843            142,575
                                                         ----------------   -----------------  -----------------   ----------------

Income (loss) from operations........................    $     2,975,234    $      1,031,997   $      7,261,559    $       990,685

Non-operating Income
    Interest income..................................              8,810              10,370             22,928             10,370
                                                         ----------------   -----------------  -----------------   ----------------

Net income (loss)....................................          2,984,044           1,042,367          7,284,487          1,001,055

Other comprehensive loss
    unrealized loss on marketable securities.........            120,400                  --            (25,245)                --
                                                         ----------------   -----------------  -----------------   ----------------

Comprehensive Income (loss)..........................    $     3,104,444    $      1,042,367   $      7,259,242    $     1,001,055
                                                         ================   =================  =================   ================

Basic weighted average shares outstanding............         15,539,580           8,000,000         14,929,350          8,000,000

Basic net earnings per share.........................               0.19                0.13               0.49               0.13
                                                         ----------------   -----------------  -----------------   ----------------

Diluted weighted average shares outstanding..........         15,554,012           8,000,000         14,942,195          8,000,000

Diluted net earnings per share.......................               0.19                0.13               0.49               0.13
                                                         ----------------   -----------------  -----------------   ----------------

   The accompanying notes are an integral part of these financial statements.

HARBIN ELECTRIC, INC
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2004 AND
FOR THE PERIOD FROM APRIL 10, 2003 (INCEPTION) TO DECEMBER 31, 2003

                                                                            FOR THE YEAR         FOR THE PERIOD FROM APRIL
                                                                               ENDED              10, 2003 (INCEPTION) TO
                                                                         DECEMBER 31, 2004           DECEMBER 31, 2003
                                                                     ----------------------       ----------------------
Revenue                                                              $           4,858,650                            -

Cost of revenue                                                                  2,289,750                            -
                                                                     ----------------------       ----------------------

Gross profit                                                                     2,568,900                            -

Operating expenses
         Selling expenses                                                           93,366                            -
         General and administrative expenses                                       186,568                       14,695
                                                                     ----------------------       ----------------------
              Total operating expenses                                             279,934                       14,695

                                                                     ----------------------       ----------------------
Income (loss) from operations                                                    2,288,966                      (14,695)

Non-operating Income
         Interest income                                                            22,367                       10,815
                                                                     ----------------------       ----------------------

Net Income (loss)                                                    $           2,311,333        $              (3,880)
                                                                     ======================       ======================


Basic and diluted weighted average shares outstanding                                  799        $                 170
                                                                     ======================       ======================

Basic and diluted net earnings per share                             $            2,892.78        $              (22.82)
                                                                     ======================       ======================

   The accompanying notes are an integral part of these financial statements.

HARBIN ELECTRIC, INC
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM APRIL 10, 2003 (INCEPTION) TO DECEMBER 31, 2004


                           Common Stock
                     ------------------------
                                                Additional                                  Other        Retained        Total
                        Number of               paid in      Subscription    Statutory   Comprehensive   earnings     stockholders'
                         shares      Amount     capital      receivables      reserve       loss                          equity
                     ------------- ---------- ------------- --------------- ----------- -------------- ------------- ---------------
Balance, April
10, 2003                        -  $       -  $          -  $            -  $        -  $           -  $          -  $            -

Issuance of
stock for cash          6,000,000    726,000             -               -           -              -             -         726,000

Recapitalization
on reverse             (5,998,500)  (725,999)      725,999               -                                        -               -
acquisition

Net loss for the
period April                    -          -             -               -           -              -        (3,880)         (3,880)
10, 2003
(inception) through
December 31, 2003

                     ------------- ---------- ------------- --------------- ----------- -------------- ------------- ---------------
Balance, December
31, 2003                    1,500          1       725,999               -           -              -        (3,880)        722,120

Issuance of
subsidiary's stock              -          -     5,771,842      (4,862,256)          -              -             -         909,586

Accrued interest
on subscription                 -          -       125,859        (125,859)          -              -             -               -
receivable

Items of other
comprehensive                                                                                (102,245)                     (102,245)
income:
    Unrealized loss on
    investment

Net income for
 the year ended                 -          -             -               -           -              -     2,311,333       2,311,333
December 31, 2004

Allocation to
statutory reserves                                                             346,700              -      (346,700)              -

                     ------------- ---------- ------------- --------------- ----------- -------------- ------------- ---------------
Balance, December
31, 2004                    1,500          1  $  6,623,700  $   (4,988,115) $  346,700  $    (102,245) $  1,960,753  $    3,840,794
                     ============= ========== ============= =============== =========== ============== ============= ===============

   The accompanying notes are an integral part of these financial statements.

HARBIN ELECTRIC, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

                  (UNAUDITED)


                                                                              FOR THE NINE          FOR THE NINE
                                                                             MONTH PERIODS          MONTH PERIODS
                                                                                 ENDED                  ENDED
                                                                           SEPTEMBER 30, 2005    SEPTEMBER 30, 2004
                                                                          ---------------------  --------------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income.........................................................   $          7,284,487   $         1,001,055
    Adjustments to reconcile net income to net cash provided by (used
       in) operating activities:
         Depreciation..................................................                317,915                29,417
         Amortization..................................................                 14,924                    --
         Increase in current assets
              Accounts receivable......................................             (3,888,253)             (508,245)
              Inventory................................................               (495,409)             (214,034)
              Advances to suppliers....................................             (2,468,746)             (104,782)
              Other assets.............................................                     --                  (974)
         Increase in current liabilities
              Accounts payable.........................................                326,322                    --
              Accrued expenses.........................................               (208,096)               96,478
                                                                          ---------------------  --------------------
    Net cash provided by (used in) operating activities................                883,144               298,915
                                                                          ---------------------  --------------------

CASH FLOWS FROM INVESTING ACTIVITIES
         Acquisition of intangible assets..............................              (266,200)                     --
         Acquisition of property & equipment...........................             (2,108,171)               (6,714)
                                                                          ---------------------  --------------------
    Net cash used in investing activities..............................             (2,374,371)               (6,714)
                                                                          ---------------------  --------------------

CASH FLOWS FROM FINANCING ACTIVITIES
         Loan from related parties.....................................                      --               11,387
         Advance from related parties..................................                 84,520                    --
         Cash received from shares.....................................              4,800,000                    --
         Issuance of subsidiary stock..................................                      --              434,291
                                                                          ---------------------  --------------------
    Net cash provided by financing activities..........................              4,884,520               445,678
                                                                          ---------------------  --------------------

NET INCREASE IN CASH & CASH EQUIVALENTS................................              3,393,293               737,879

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD...........................              2,210,803               309,260
                                                                          ---------------------  --------------------

CASH & CASH EQUIVALENTS, END OF PERIOD.................................   $          5,604,096   $         1,047,139
                                                                          =====================  ====================

   The accompanying notes are an integral part of these financial statements.

HARBIN ELECTRIC, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004
FOR THE PERIOD FROM APRIL 10, 2003 (INCEPTION) TO DECEMBER 31, 2003


                                                                         FOR THE YEAR          FOR THE PERIOD FROM APRIL
                                                                             ENDED              10, 2003 (INCEPTION) TO
                                                                       DECEMBER 31, 2004           DECEMBER 31, 2003
                                                                  ------------------------    --------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
      Net Income (loss)                                           $             2,311,333       $               (3,880)
      Adjustments  to  reconcile  net  income  (loss) to net
         cash provided by operating activities:
                  Depreciation                                                     73,520                         2,326
                  Increase in current assets
                             Accounts receivable                                  (25,995)                            -
                             Advances to suppliers                                (55,949)                            -
                             Inventory                                           (269,304)                            -
                             Other assets                                             -                            (871)
                  Increase in current liabilities:
                             Accrued expenses                                     241,205                         1,835
                                                                  ------------------------    --------------------------
      Net cash provided by (or used) operating activities                       2,274,810                          (590)
                                                                  ------------------------    --------------------------


CASH FLOWS FROM INVESTING ACTIVITIES
                  Acquisition of property & equipment                             (60,726)                      (20,790)
                  Acquisition of intangible assets                               (121,000)                            -
                  Addition to work capital in progress                           (380,592)                            -
                                                                  ------------------------    --------------------------
         Net cash used in investing activities                                   (562,318)                      (20,790)
                                                                  ------------------------    --------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
                  Repayment  of loan  by  (payment  on loan  to)                  189,051                      (395,360)
related parties
                  Issuance of subsidiary stock                                          -                       726,000
                                                                  ------------------------    --------------------------
         Net cash provided by financing activities                              189,051                         330,640
                                                                  ------------------------    --------------------------

NET INCREASE IN CASH & CASH EQUIVALENTS                                         1,901,543                       309,260

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD                                      309,260                             -
                                                                  ------------------------    --------------------------

CASH & CASH EQUIVALENTS, END OF PERIOD                            $             2,210,803       $               309,260
                                                                  ========================    ==========================

   The accompanying notes are an integral part of these financial statements.

Notes to the Consolidated Financial Statements
For the Period Ended September 30, 2005

1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Harbin Tech Full Electric Co., Ltd. ("HTFE") was incorporated and formerly known as Harbin Tech Full Technology Development Co., Ltd. ("HTFTD"). On July 12, 2004, the Board of Directors of HTFTD approved to change the name of HTFTD to Harbin Tech Full Electric Co., Ltd. HTFE is in the business of manufacturing and marketing of linear motors and special electric motors. HTFE holds patents for various commercial applications of linear motors.

Tech Full International, Inc. ("TFI") was a Delaware corporation, incorporated on August 24, 2004. TFI was a non-operative holding company of HTFE.

On August 31, 2004, TFI entered into an agreement with all the shareholders of HTFE to exchange all of the outstanding stock of TFI for all the outstanding stock of HTFE. After the consummation of the agreement, the former shareholders of HTFE owned 1,500 shares of common stock of TFI, which represented 100% of TFI's issued and outstanding shares. For U.S. Federal income tax purposes, the transaction is intended to be qualified as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

The exchange of shares between TFI and the shareholders of HTFE has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of HTFE obtained control of the consolidated entity.
Accordingly, the merger of the two companies has been recorded as a recapitalization of HTFE, with HTFE being treated as the continuing entity. The historical financial statements presented are those of HTFE. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

On January 24, 2005, the TFI consummated a merger agreement with Torch Executive Services Ltd. ("Torch"), a Nevada corporation, under which Torch issued 8,000,000 shares of Torch to the shareholders of TFI, and under which TFI merged into Torch Subsidiary, Inc., a Delaware corporation ("TSI") and an acquisition subsidiary of Torch, with TSI being the surviving entity. As a part of the merger, Torch cancelled 5,000,000 shares of its issued and outstanding stock owned by its former president. The exchange of shares with Torch has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of TFI obtained control of Torch. Accordingly, the merger of the two companies has been recorded as a recapitalization of TFI, with TFI being treated as the continuing entity. The financial statements of legal acquiree are not significant; therefore, no pro forma financial information is submitted.

Torch was incorporated in the State of Nevada on July 9, 2003. Torch was a development stage company in the business of providing luxury travel and concierge services on a personalized one-to-one basis as well as through the internet.

As a part of the merger, Torch was renamed to Harbin Electric, Inc. (the "Company") and the Company declared a stock dividend of 1.5 shares on each share of its common stock outstanding for all shareholders on record as of January 26, 2005.

In connection with the transactions described above, the Company changed its fiscal year end to December 31.

Joint Venture with Baldor Electric Company

On January 12, 2005, HTFE entered into an agreement with Harbin Tech Full Industry Co., Ltd. ("HTFI"), pursuant to which HTFI agreed to transfer all of its interests in a joint venture with Baldor Electric Company ("Baldor") to HTFE. In exchange for the transfer of the interests in the joint venture, HTFE agreed to cause its publicly traded holding company to issue 1,000,000 shares of Harbin Electric, Inc.'s common stock to HTFI as a payment for the transfer of the joint venture interests. On May 11, 2005, HTFE and the Company signed a written consent amending the Share Transfer Agreement whereby HTFE and the Company agreed that the Company is to issue 786,885 shares of the Company's common stock for the transfer of HTFE's interest in the joint venture, as opposed to the 1,000,000 shares as set forth in the original Share Transfer Agreement dated January 12, 2005. The paid-in-capital for the shares to be issued in consideration for the interest in this joint venture is $2,400,000.

In accordance with the Joint Venture Agreement, HTFI has a 65% equity ownership in the joint venture and Baldor has the remaining 35%. HTFI will receive 55% of the profits from the joint venture with the remainder of the profits going to Baldor. The Chief Executive Officer and Chairman of the Company and the Company's majority shareholder is also the principal owner of HTFI.

As of September 30, 2005, all operational revenues of the company have come from HTFE and all operational revenues rely on the proprietary technology and core patents of HTFE. The Harbin Baldor Joint Venture has not generated any revenue through September 30, 2005. HTFI anticipates entering into negotiations regarding the termination of the Joint Venture. Total assets in the joint venture amounts to $3,618,000.

2.   BASIS OF PRESENTATION

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results for any future period. These statements should be read in conjunction with the Company's audited financial statements and notes thereto for the fiscal year ended December 31, 2004.

Accounts Receivable

The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. The Company had accounts receivable of $3,914,248 as of September 30, 2005. Based on historical collection activity, no allowance is deemed necessary.

Advances to suppliers

The Company advances to certain vendors for purchase of its material. The advances to suppliers amounted to $2,524,695 at September 30, 2005.

Inventory

Inventory is mainly the raw material for manufacturing the electrical motor. Inventory is valued at the lower of cost or market. The management compares the cost of inventory with the market value and allowance is made for writing down the inventory to its market value, if lower.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the local tax bureau and the Management Regulation of Harbin Economic and Technological Development Zone for the reporting period. The Company is exempted from income tax from July 1, 2004 through June 30, 2006.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign currency transactions and comprehensive income (loss)

Assets and liabilities in foreign currency are recorded at the balance sheet date at the rate prevailing on that date. Items of income statement are recorded at the average exchange rate. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi. Cumulative translation adjustment amount was insignificant at and for the nine month periods ended September 30, 2005 and 2004.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure about Segments of an Enterprise and Related Information," requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment. The Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company's assets are located in People's Republic of China.

Recent Pronouncements

On May 15, 2003, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatory redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatory redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

In December 2003, FASB issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods `financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

3.   PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Harbin Electric, Inc. (from the merger date), its 100% wholly-owned subsidiary Harbin Tech Full Electric Co., Ltd. ("HTFE"), and Harbin Baldor Tech Full Electric Company Limited ("Harbin Baldor"), a joint venture in which the Company has 65% interest. The remaining 35% interest represents minority interest.

Harbin Baldor has not commenced operations and HTFI anticipates entering into negotiations regarding the termination of the Joint Venture. All significant inter-company accounts and transactions have been eliminated in consolidation. The historical results for the first nine month periods ended September 30, 2005 include both the Company and HTFE while the historical results for the nine month periods ended September 30, 2004 include only HTFE.

4.   MAJOR CUSTOMERS AND VENDORS

Three major customers accounted for 72% of the net revenue for the three month and 68% for the nine month periods ended September 30, 2005; and two major customers accounted for 67% of the net revenue for the three month and nine month periods ended September 30, 2004. At September 30, 2005, the total receivable balance due from these three customers was $3,526,085.

Three vendors provided 80% of the Company's purchase of raw materials for the three month and 73% for the nine month periods ended September 30, 2005; and three vendors provided 55% of the Company's purchase of raw material for the three month and nine month periods ended September 30, 2004. The Company's accounts payable to these vendors was $1,815 at September 30, 2005.

The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

5.   INVESTMENT IN MARKETABLE EQUITY SECURITIES

The Company's investments in marketable securities are classified as "available for sale" securities, and are carried on the financial statements at fair market value. Realized gains and losses are included in earnings, unrealized holding gains and losses are reported as a separate component of stockholders' equity as a component of "Other Comprehensive Income." The average cost method is used to determine cost of securities.

The following is a summary of the Company's investment in marketable equity securities, all of which are classified as available-for-sale securities, as of September 30, 2005. The company had no marketable securities at September 30, 2004.

 --------------------- ---------------- ---------------------- -----------------
                          Cost            Estimated fair        Unrealized loss
                                               value
 --------------------- ---------------- ---------------------- -----------------
  Equity securities    $       508,245  $             483,000  $         25,245
  --------------------- ---------------- ---------------------- ----------------

6.   INTANGIBLE ASSETS

Intangible assets consist of Patents. The Company is amortizing the intangible assets over 3 year period. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets, and goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. As of September 30, 2005, no impairment of intangible assets has been recorded.

Net intangible assets at September 30, 2005 were as follows:


 Patents                                         $      598,152
 Less Accumulated amortization                          (33,881)

                                                 ---------------
                                                 $      564,271
                                                 ===============

Amortization expense for the three month and nine month periods ended September 30, 2005 amounted to $14,924 and $33,881, respectively; and $0 for the three month and nine month periods ended September 30, 2004.

Amortization expense for the Company's current amortizable intangible assets over the next five fiscal years is estimated to be: 2006 -$40,333; 2007-$40,333; 2008-$40,333; 2009 - $40,333; and, 2010 - $40,333.

7.   SHAREHOLDER'S EQUITY

Harbin Tech Full Electric Co. Ltd. ("HTFE") was founded in the People's Republic of China on April 10, 2003. Upon its inception, HTFE issued 6,000,000 shares of its common stock for $726,000 to four shareholders. On July 12, 2004, HTFE issued 47,000,000 shares of its common stock for subscription receivable of $5,771,842 from a related party. Immediately after the issuance, HTFE had 53,000,000 shares of stock issued and outstanding. Through December 31, 2004, HTFE had subscription receivable $4,862,256 from its shareholders. The Company accrued interest at 5.86% on the subscription receivable amounting to $125,859 through December 31, 2004. The Company has completed the process of acquiring the plant facility in exchange of the subscription receivable in the beginning of year 2005.

On August 31, 2004, all shareholders of HTFE entered into an agreement with Tech Full International, Inc. (TFI) to exchange all of their outstanding shares of HTFE for 1,500 shares of common stock of TFI which constituted 100% of TFI's issued and outstanding shares. After the consummation of the agreement, the former shareholders of HTFE owned all outstanding and issued shares of TFI.

On January 12, 2005, TFI and its shareholders entered into a merger agreement ("Merger Agreement") with Torch Executive Services, Inc. ("Torch") and a wholly owned subsidiary of Torch, Torch Subsidiary, Inc. ("TSI"). At the closing which occurred on January 24, 2005, TFI was merged with and into TSI and the separate existence of TFI ceased. On the date of the merger, there were 7,000,300 shares of common stock of Torch outstanding. As a part of the merger, 8,000,000 restricted shares of Torch were issued to the shareholders of TFI and the former president, sole director and majority shareholder of Torch returned 5,000,000 shares of Torch to the treasury which was subsequently cancelled. After the merger, there were 10,000,300 shares of stock of Torch outstanding.

On January 24, 2005 the Company declared a stock dividend of one-half share on each share of its stock outstanding to all stockholders of record as of January 26, 2005, after the Merger Agreement. The stock dividend was payable on January 27, 2005. After the stock dividend, the Company had 15,000,451 shares of common stock outstanding. The Company has a total of 15,000,451 shares of common stock outstanding as of September 30, 2005.

On January 12, 2005, HTFE entered into an agreement with related party Harbin Tech Full Industry Co., Ltd. ("HTFI"), pursuant to which HTFI agreed to transfer all of its interests in joint venture with Baldor Electric Company to HTFE in exchange for the Company to issue 1,000,000 shares of its common stock to HTFI. On May 12, 2005, HTFE and the Company signed a written Consent amending the Share Transfer Agreement whereby HTFE and the Company agreed that the Company is to issue 786,885 shares of the Company's common stock for the transfer of HTFE's interest in the joint venture, as opposed to the 1,000,000 shares as set forth in the original Share Transfer Agreement dated January 12, 2005. The Company allocated 786,885 shares of its common stock for issuance in connection with the transfer of the joint venture interest.

On August 31, 2005, Harbin Electric, Inc. entered into certain Securities Purchase Agreements with institutional investors and other accredited investors to sell an aggregate of 1,600,000 shares of the Company's common stock, par value $0.00001, at a price of $3.00 per share together with warrants to purchase an aggregate of 480,000 shares of common stock at $3.50 per share (the "Private Placement"). The Private Placement is being entered into pursuant to Regulation D of the Securities Act of 1933.

On September 18, 2005, the Company received $4,800,000 from the Private Placement. The Company's total registered capital as of September 30, 2005 has been increased to $11,200,000.

8.   STOCK OPTIONS

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003.

In compliance with SFAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for nine month periods ended September 30, 2005 as follows ($ in thousands, except per share amounts):

----------------------------------------------------- ----------------------------
                                                       Nine month period ended
                                                       September 30, 2005
----------------------------------------------------- ----------------------------
Net Income - as reported                                                   $7,284

----------------------------------------------------- ----------------------------
Stock-Based employee compensation expense included in
reported net income, net of tax
----------------------------------------------------- ----------------------------
Total stock-based employee compensation under                               (186)
fair-value-based method for all rewards, net of tax
---------------------------------------------------------------------------------
Pro forma net income                                                       $7,098
----------------------------------------------------- ----------------------------

On January 31, 2005, the Company granted a total of 150,000 stock options to purchase shares of its common stock to three directors of the Company under the Company's 2005 Stock Option Plan, pursuant to a written agreement (the "Agreement"). The option terminates five (5) years from the date of grant. Per the Agreement, option shall become exercisable during the term that Optionee serves as a Director of the Company as follows: (i) 50% of the shares of Stock subject to this Option became exercisable immediately as of the date of this Agreement; and (ii) the balance of the shares of Stock subject to this Option shall become exercisable in eight (8) equal quarterly installments of three thousand one hundred twenty five (3,125) shares of Stock subject to this Option, the first installment to be exercisable as of the last day of the first quarter of calendar year 2005, with an additional 3,125 of such Shares becoming exercisable as of the last day of each subsequent quarter. The Company granted to Optionee the right to purchase the number of shares of Stock set forth in the Agreement, for cash (or other consideration as is authorized under the Plan and acceptable to the Board of Directors of the Company, in their sole and absolute discretion) at $3.10 per share (the "Exercise Price"), such price being not less than eighty-five percent (85%) of the fair market value per share of the Shares covered by this Option as of the date of the Agreement.

On September 26, 2005, the Company granted options (the "Options") to purchase 250,000 shares of the Company's common stock (the "Common Stock") at an exercise price $3.93, the closing price on September 23, 2005. One-fifth (1/5) of the Options (50,000 shares) has vested immediately upon granting. The remaining Options shall vest over a 3-year period, with 13.33 % (33,333 shares) vesting on the 180th day from September 26, 2005, and the balance vesting thereafter on a semi-annual basis, proportionately over the course of the following three (3) years.

9.   SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95. Cash from investing and financing activities exclude the effect of the acquisition of 65% interest in a joint venture from an entity related through common ownership.

The Company paid $0 for interest and income tax during the nine month periods ended September 30, 2005 and 2004.

10.  STATUTORY COMMON WELFARE FUND

As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

          (i)  Making up cumulative prior years' losses, if any;

          (ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

         (iii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

         (iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

The Company established a reserve for the annual contribution of 5% of net income to the welfare fund. The amount included in the statutory reserve for the nine month periods ended September 30, 2005 and 2004 amounted to $479,597 and $50,053, respectively.

11.  STATUTORY RESERVE

In accordance with the Chinese Company Law (note 10), the Company has allocated 10% of its annual net income, amounting to $959,194 and $100,105, as statutory reserve for the nine month periods ended September 30, 2005 and 2004, respectively. The Statutory Surplus Reserve and Statutory common welfare fund are aggregated on the balance sheet as Statutory Reserve.

12.  EMPLOYEE PENSION

The employee pension in Harbin generally includes two parts. The first part to be paid by the company is 20% of the employees' actual salary in the prior year. If the average salary falls below $1,165 for each individual, $1,165 will be used as the basis. The other part paid by the employees is 8% of actual salary with the same minimum requirement. The Company made $13,648 contributions of employment benefits, including pension in the nine month periods ended September 30, 2005. The Company made no contributions of employment benefits, including pension in the nine month periods ended September 30, 2004.

13.  EARNINGS PER SHARE

Earnings per share for nine month periods ended September 30, 2005 and September 30, 2004 were determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding.

The following is an analysis of the differences between basic and diluted earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

-------------------------------------------- ------------------------------------------------------
                                                 For the nine month        For the three month
                                                periods ended Sept. 30    periods ended Sept. 30
-------------------------------------------- --------------------------- --------------------------
                                                    2005          2004        2005          2004
-------------------------------------------- -------------- ------------ ------------ -------------
Weighted average common shares outstanding       14,929,350    8,000,000   15,539,580    8,000,000
-------------------------------------------- -------------- ------------
Effect of dilutive securities:                       12,845                    14,432
Stock options
-------------------------------------------- -------------- ------------ ------------ -------------
Weighted average common shares                   14,942,195    8,000,000   15,554,012    8,000,000
outstanding and common share equivalents
-------------------------------------------- -------------- ------------ ------------ -------------


14.  MERGER AGREEMENT

On January  12,  2004,  Torch  Executive  Services  Ltd.,  a Nevada  corporation
("Torch"), entered into an Agreement and Plan of Merger ("Merger Agreement") with Torch Subsidiary, Inc., a Delaware corporation ("TSI") wholly-owned by Torch, Tech Full International, Inc., a Delaware corporation ("TFI") and the shareholders of TFI. TFI had one 100% wholly-owned subsidiary in Nangang District, Harbin of Heilongjiang Province, China, Harbin Tech Full Electric Co., Ltd. ("HTFE"). Under the terms of the agreement, TFI merged with and into TSI and Torch issued 8,000,000 million shares of its common stock ("Acquisition Shares") to the holders of TFI and, in consideration of the payment of $5,000, the former president of Torch returned 5,000,000 million shares of common stock to the treasury which was subsequently cancelled. The new shares constituted approximately 80 percent of the outstanding shares of Torch, after the merger. The Merger Agreement was closed on January 24, 2004.

At closing, Frank Torchia was replaced as president, principal executive officer, treasurer, principal accounting officer, principal financial officer, and secretary and the officers of TFI have been appointed as officers of Torch. Further, at the closing of the transaction, the existing president resigned as Torch's sole director and officers of TFI have been appointed to the board of directors of Torch.

At the effective date of merger, by virtue of the merger and without any action on the part of TSI, TFI or the TFI shareholders, the shares of capital stock of each of TFI and TSI should have been converted as follows:

a) Capital Stock of TSI. Each issued and outstanding share of TSI's capital stock continued to be issued and outstanding and was converted into one share of validly issued, fully paid, and non-assessable common stock of TSI, as it existed from and after closing. Each stock certificate of TSI's evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the TSI, as it existed from and after closing.

b) Conversion of TFI. Each share issued and outstanding of TFI that was issued and outstanding at the effective date of the merger was automatically cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in the Merger Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of TFI shares outstanding immediately prior to closing. All such TFI shares, when so converted, were no longer outstanding and were automatically cancelled and retired and ceased to exist, and each holder of a certificate representing any such shares ceased to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefore upon the surrender of such certificate in accordance with the merger agreement.

On January 26, 2005, Torch changed its name to Harbin Electric, Inc. (the "Company") and TSI merged with and into the Company, with Harbin Electric remaining as the surviving corporation. On January 26, 2005 the Company declared a stock dividend of one-half share on each share of its stock outstanding to all stockholders of record as of January 26, 2005, after the merger agreement. The stock dividend was payable on January 27, 2005.

15.  RELATED PARTY TRANSACTION

On January 12, 2005, HTFE entered into a Share Exchange Agreement with HTFI, pursuant to which HTFI agreed to transfer all of its interests in a joint venture with Baldor Electric Company ("Baldor") to HTFE. In exchange for the transfer of the interests in the joint venture, HTFE agreed to cause its publicly traded holding company to issue 1,000,000 shares of its common stock to HTFI as a payment for the transfer of the joint venture interests. On May 11, 2005, HTFE and the Company signed a written Consent amending the Share Transfer Agreement whereby HTFE and the Company agreed that the Company is to issue 786,885 shares of the Company's common stock for the transfer of HTFE's interest in the joint venture, as opposed to the 1,000,000 shares as set forth in the original Share Transfer Agreement dated January 12, 2005. The Chief Executive Officer and Chairman of the Company and the Company's majority shareholder is also the principal owner of HTFI. The joint ventures assets were recorded at historical cost.

16.  CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The future profitability of the Company is dependent upon the Company's abilities to purchase the raw material at the current rate and maintain the operating expense at the current level.

17.  RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the nine month periods ended September 30, 2005 presentation.

Notes to the Consolidated Financial Statements
For the Fiscal Years Ended December 31, 2004 and 2003

1.     ORGANIZATION AND DESCRIPTION OF BUSINESS

Tech Full International, Inc. (the "Company") is a Delaware Corporation, incorporated on August 24, 2004. The Company is authorized to issue of 1,500 shares of common stock of $.0001 par value. The Company is a non-operative holding company of Harbin Tech Full Electric Co., Ltd. ("HTFE").

On August 31, 2004, the Company entered into an agreement with all the shareholders of HTFE to exchange all of the outstanding stock of the Company for all the issued and outstanding stock of HTFE. After the consummation of the agreement, the former shareholders of HTFE owned 1,500 shares of common stock of the Company, which represents 100% of the Company's issued and outstanding shares. For U.S. Federal income tax purposes, the transaction is intended to be qualified as a tax-free transaction under section 351 of the Internal Revenue Code of 1986, as amended.

The exchange of shares with HTFE has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of HTFE obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of HTFE, with HTFE being treated as the continuing entity. The historical financial statements presented are those of HTFE. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted. Harbin Tech Full Electric Co., Ltd., formerly, Harbin Tech Full Technology Development Co., Ltd. ("HTFE") was founded in the People's Republic of China on April 10, 2003. HTFE is located in the Nangang District, Harbin of Heilongjiang Province. The business license of HTFE was issued by Harbin Industry and Commerce Administration Bureau on April 10, 2003. The operating period of the business license is from August 17, 2004 to December 31, 2008. HTFE is authorized to issue of 53,000,000 shares of common stock of no par value. HTFE is engaged in the business of manufacturing and marketing of advanced Linear Motor Systems. HTFE was incorporated as Harbin Tech Full Technology Development Co., Ltd. On July 12, 2004, the Board of Directors of HTFE approved to change the name to Harbin Tech Full Electric Co., Ltd.

2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, HTFE. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of HTFE on August 31, 2004, has been accounted for as a purchase and treated as a reverse acquisition (note 1). The historical results for the year ended December 31, 2004 include both the Company (from the acquisition date) and HTFE (for full period) while the historical results for the period ended December 31, 2003 includes only HTFE.

Cash and cash equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. The Company had a receivable of $25,995 as of December 31, 2004. The management of the Company determined the accounts receivable as of December 31, 2004 as fully collectible.

Advances to suppliers

The Company advances to certain vendors for purchase of its material. The advances to suppliers amounted to $55,949 at December 31, 2004.

1.   Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and an allowance is made to write down the inventories to the market value, if market is lower than cost.

2.   Investment in marketable equity securities:

The Company's investments in marketable securities are classified as "available for sale" securities, and are carried on the financial statements at fair market value. Realized gains and losses are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholders' equity as a component of "Other Comprehensive Income." The average cost method is used to determine cost of securities.

The following is a summary of the Company's investment in marketable equity securities, all of which are classified as available-for-sale securities, as of December 31, 2004:

 -------------------- ----------------- ------------------- --------------------
                            Cost          Estimated fair         Unrealized loss
                                               value
 -------------------- ----------------- ------------------- --------------------

 -------------------- ----------------- ------------------- --------------------
 Equity securities    $ 508,245         $ 406,000           $ 102,245
 -------------------- ----------------- ------------------- --------------------

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives ranging from 3 to 7 years.

Capital work in progress

Capital work in progress represents the construction in progress of the Company's manufacturing plant.

Intangible Assets

Intangible assets consist of Patents. The Company is amortizing the intangible assets over 3 year period. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill is being evaluated in accordance with SFAS No. 142.

Net intangible assets at December 31, 2004 were as follows:

  Patents                                         $      121,000
  Less Accumulated amortization                          (10,083)

                                                  ---------------
                                                  $      110,917
                                                  ===============

Amortization expense for the year ended December 31, 2004 amounted to $10,083. The Company did not have amortization of intangible asset in 2003.

Amortization expense for the Company's current amortizable intangible assets over the next three fiscal years is estimated to be: 2005-$40,333, 2006-$40,333, 2007-$30,250.

3.   Long-lived assets

The Company has adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2004, there were no significant impairments of its long-lived assets.

Revenue Recognition


The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue  represents the invoiced value of goods,  net of a value-added tax
(VAT). All of the Company's products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Advertising Costs

The Company expenses the cost of advertising as incurred. Advertising costs for the year ended December 31, 2004 and the period from April 10, 2003 (inception) through December 31, 2003 were insignificant.

Research and Development Costs

Research and development costs are expensed as incurred.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No. 123. As of December 31, 2004, the Company has not granted any stock options.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - An Amendment of SFAS No. 123" ("SFAS 148"). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. SFAS 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has concluded it is in compliance with these required prominent disclosures.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the local tax bureau and the Management Regulation of Harbin Economic and Technological Development Zone for the period. The Company is exempted from income tax from July 1, 2004 through June 30, 2006.

Foreign currency transactions and comprehensive income (loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is the Chinese Renminbi. The unit of Renminbi is in Yuan. Cumulative translation adjustment amount and translation adjustment gain were insignificant at and for the year ended December 31, 2004 and the period from April 10, 2003 (inception) through December 31, 2003.

Basic and diluted net income per share

Net income per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No. 15 (APB 15). Net income per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net income per share is based upon the weighted average number of common shares outstanding. Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

(b) Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Statement of Cash Flows

In  accordance  with  Statement  of  Financial   Accounting  Standards  No.  95,
"Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment. Recent Pronouncements

On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatory redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatory redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

3.    INVENTORIES

Inventories at December 31, 2004 were as follows:

                  Raw and packing materials                       $     193,581
                  Work in process                                        13,200
                  Finished goods                                         62,523

                                                                  --------------
                  Total                                           $     269,304
                                                                  ==============

4.    PROPERTY AND EQUIPMENT

Net property and equipment at December 31, 2004 were as follows:



                  Office equipment                                $      71,054
                  Production equipment                                  378,032
                  Vehicles                                              110,513
                                                                  --------------
                                                                        559,599
                  Less: Accumulated depreciation                      (141,634)

                                                                  --------------
                                                                  $     417,965
                                                                  ==============

Depreciation expense for the year ended December 31, 2004 and for the period from April 10, 2003 (inception) through December 31, 2003 was $63,437 and $2,326, respectively.

5.   DUE FROM RELATED PARTIES

The Company advanced cash amounting $200,300 to a major shareholder and parties related to shareholders, through December 31, 2004. The amount is due on demand, unsecured and bears an interest rate of 6% per annum. Interest for the year ended December 31, 2004 amounted to $6,009.

The Company shares the plant facility with an entity owned by the major shareholders of the Company. The Company is in process of the acquiring the facility (note 6).

6.   STOCKHOLDERS' EQUITY

On August 31, 2004, the Company entered into an agreement to exchange 1,500 shares of its common stock for all the issued and outstanding stock of HTFE. After the consummation of the agreement, the former shareholders of HTFE owned 1,500 shares of common stock of the Company, which represents 100% of the Company's issued and outstanding shares.

Upon its inception, HTFE issued 6,000,000 shares of its common stock, no par value, for $726,000 to four shareholders.

On July 12, 2004, HTFE issued 47,000,000 shares of its common stock for subscription receivable of $5,771,842 from a related party. Through December 31, 2004, HTFE had subscription receivable of $4,862,256 from its shareholders. The Company has accrued interest at 5.86% on the subscription receivable amounting $125,859 through December 31, 2004. The Company is in process of acquiring the plant facility in exchange of the subscription receivable.

7.   SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for interest and income tax during for the year ended December 31, 2004 and for the period from April 10, 2003 (inception) through December 31, 2003.

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the year ended December 31, 2004, HTFE issued 47,000,000 shares of its common stock for cash, property and equipment and capital work in progress of $909,586 and subscription receivable of $4,862,256.

During the year ended December 31, 2004, the Company received marketable securities of $508,245 in settlement of accounts receivable of $508,245.

8.   STATUTORY COMMON WELFARE FUND

As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)  Making up cumulative prior years' losses, if any;

(ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

(iii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

(iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

The Company established a reserve for the annual contribution of 5% of net income to the welfare fund. The amount included in the statutory reserve for the year ended December 31, 2004 and for the period from April 10, 2003 (inception) through December 31, 2003 amounted to $115,266 and $0, respectively.

9.   STATUTORY RESERVE

In accordance with the Chinese Company Law (note 8), the company has allocated 10% of its annual net income, amounting $230,532 and $0, as statutory reserve as on December 31, 2004 and 2003, respectively.

10.  EMPLOYEE PENSION

The employee pension in Harbin generally includes two parts: The first part to be paid by the company is 20% of the employees' actual salary in the prior year. If the average salary falls below $1,165 for each individual, $1,165 will be used as the basis. The other part paid by the employees is 8% of actual salary with the same minimum requirement. The Company however has made no contributions in 2004 and 2003, of employment benefits, including pension. The Company agreed with the local authorities to commence these contributions in 2005.

11.    MAJOR CUSTOMERS AND VENDORS

One major customer accounted for 76% of the net revenue for the year ended December 31, 2004. The total receivable balance due from this customer was $25,995 at December 31, 2004. The Company did not have revenue the period from April 10, 2003 (inception) through December 31, 2003.

Three vendors provided 69% of the Company's raw materials for the year ended December 31, 2004. The Company did not have accounts payable to these vendors at December 31, 2004. The Company did not have any purchases in the period from April 10, 2003 (inception) through December 31, 2003.

The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

12.        CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The future profitability of the Company is dependent upon the Company's abilities to purchase the raw material at the current rate and maintain the operating expense at the current level.

13.  SUBSEQUENT EVENT

On January 11, 2005, the Company and its shareholders entered into an Agreement and Plan of Merger (the "Agreement") with Torch Executive Services Ltd., ("Torch") and Torch Subsidiary, Inc., a wholly owned Delaware subsidiary corporation of Torch (the "Acquirer") wherein Torch agreed to issue to the Shareholders of the Company 8,000,000 restricted shares of common stock in exchange for all of the issued and outstanding shares of the Company owned by the Shareholders of the Company. On the date of merger agreement, there were 7,000,300 Torch shares of common stock outstanding. Upon closing of the merger transaction, the Company merged with and into the Acquirer and the separate existence of the Company ceased and Acquirer, as it exists from and after Closing, was the surviving company.

In addition, the president of Torch at the date of the merger agreement returned 5,000,000 shares of common stock, in consideration of a payment of $5,000 by Torch and the shares were cancelled.

After the merger, there were 10,000,300 shares of common stock of Torch outstanding.

At closing the president of Torch was replaced as president, principal executive officer, treasurer, principal accounting officer, principal financial officer, and secretary and the officers of the Company have been appointed as the officers of Torch and the name of Torch was changed to Harbin Electric, Inc.

Further, at the closing of the transaction, the existing president resigned as Torch's sole director and officers of the Company have been appointed to the board of directors of Torch.

The exchange of shares with Torch will be accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of the Company obtained control of Torch. Accordingly, the merger of the two companies has been recorded as a recapitalization of the Company, with the Company being treated as the continuing entity. The financial statements of legal acquiree are not significant; therefore, no pro forma financial information is submitted.

On January 12, 2005, Harbin Tech Full Electric Co., Ltd. ("Harbin Tech"), the subsidiary of the Company, entered into an agreement with Harbin Tech Full
Industry Co., Ltd. ("Tech Full"), pursuant to which Harbin Tech was the transferee of all of Tech Full's interests in a joint venture with Baldor Electric Co., a U.S. company which trades on the New York Stock Exchange. In accordance with the Joint Venture agreement, the Tech Full has a 65% equity ownership in the joint venture and Baldor has the remaining 36%. Tech Full will also receive 55% of the profits from the joint venture with the remainder of the profits going to Baldor. As part of the Agreement, Harbin Tech agreed to cause Harbin Electric, Inc., after its acquisition of the Company, to issue 1,000,000 shares of Harbin Electric, Inc.'s common stock to Tech Full in payment of the assignment of the joint venture. Harbin Electric, Inc. agreed to the issuance of such shares on February 16, 2005. Tianfu Yang, the Chief Executive Officer and Chairman of the Harbin Electric, Inc.'s Board of Directors is also the principal owner of Tech Full.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company has not had any changes in or disagreements with its independent accountants.


                                     PART II

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     1.   Article XII of the Articles of Incorporation of the Company,  filed as
          Exhibit 3.1 to the Registration Statement.

     2. Section 10 of the Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement.

     3.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a controlling person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a list of the estimated expenses to be incurred, all of which will be paid by the Registrant, in connection with the preparation and filing of this Registration Statement.

                ITEM                                   AMOUNT ($)

         SEC Registration Fee                          1,769.35
         Legal Fees                                    7,000.00
         Printing and Engraving Costs                  1,000.00
         Miscellaneous                                   230.65

         Total                                       $10,000.00

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

     The Company has sold the following securities within the past three years that were not registered under the Securities Act of 1933:

     On October 12, 2005, the Company and Mr. Barry Raeburn entered into an employment agreement (the "Employment Agreement"). Pursuant to the terms and conditions of the Employment Agreement, the Company has agreed to grant options to Mr. Raeburn to purchase 250,000 shares of the Company's common stock, at an exercise price of $3.93 per share, vesting over three years.

     On August 31, 2005, Company entered into Securities Purchase Agreements (collectively, the "Purchase Agreements") with institutional investors and other accredited investors (the "Investors") to sell an aggregate of 1,600,000 shares (the "Shares") of the Company's common stock, par value $0.00001 at a price of $3.00 per share together with warrants (the "Warrants") to purchase an aggregate of 480,000 shares (the "Warrant Shares") of common stock at $3.50 per share (the "Private Placement"). Exercise price was the same as the market price of the shares at the time of granting of the options. The Private Placement is being entered into pursuant to Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Private Placement, the Company entered into a registration rights agreement with the Investors and agreed to file a registration statement with the Securities and Exchange Commission (the "Commission") for the resale of the Shares and the exercise of the Warrants within ninety (90) days of the closing of the Private Placement. Pursuant to the terms of the registration rights agreement, the Company is required prepare and file with the Commission a Registration Statement on Form SB-2 or other applicable form covering the resale of the Shares and Warrant Shares within ninety (90) days from the date of the closing.

     Pursuant to the Company's Stock Option Plan, on January 31, 2005, the Company granted 50,000 stock options each to Chan Ching Chuen, David Gatton and Patrick McManus, each a director of the Company. The exercise price under the stock options was $3.10 per share. Fifty percent (50%) of the options were exercisable immediately; the balance would vest and become exercisable in eight
(8) equal quarterly installments of 3,125 over the next two (2) years, beginning on March 31, 2005.


ITEM 27.   EXHIBITS

Exhibit
Number                  Description
--------- ----------------------------------------------------------------------
3.1       Certificate of Incorporation of the Company
3.2       Bylaws of the of the Company
3.3       Amended and Restated Bylaws of Harbin Electric, Inc.
5.1       Opinion of Reed Smith LLP
10.1      Form of Registration Rights Agreement dated as of August 31, 2005
10.2      Form of Common Stock Purchase Agreement dated as of August 31, 2005
10.3      Form of Option Agreement dated as of August 31, 2005
10.4 Employment Agreement, dated October 12, 2005, between the Company and Mr. Barry Raeburn
23.1      Consent of Reed Smith LLP (included in Exhibit 5.1)
23.2      Consent of Kabani & Company, Inc.

ITEM 28.    UNDERTAKINGS

(a) We hereby undertake:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     In addition, we hereby undertake:

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned on January 30, 2006.



                                      Harbin Electric, Inc.



                                      /s/ Tianfu Yang
                                      -------------------------
                                      Tianfu Yang
                                      Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Date:  January 30, 2006
                                      /s/ Tianfu Yang
                                      --------------------------
                                      Tianfu Yang
                                      Chief Executive Officer


Date:  January 30, 2006
                                      /s/ Zedong Xu
                                      --------------------------
                                      Zedong Xu
                                      Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number       Description                                      Method of Filing
-------------- ------------------------------------------ -------------------------------------------
3.1            Certificate of Incorporation of the        Filed as Exhibit 3.1 to the registration
               Company                                    statement  on FORM SB-2  filed  with the
                                                          Commission   on  October  10,  2003  and
                                                          incorporated herein by reference.


3.2            Bylaws of the of the Company                Filed as Exhibit 3.2 to the registration
                                                           statement  on FORM SB-2  filed  with the
                                                           Commission   on  October  10,  2003  and
                                                           incorporated herein by reference.

3.3            Amended and Restated Bylaws of Harbin       Filed  as  Exhibit  10.1 to the  current
               Electric, Inc.                              report   on  FORM  8K  filed   with  the
                                                           Commission   on   July   6,   2005   and
                                                           incorporated herein by reference.


5.1            Opinion of Reed Smith LLP                   Filed herewith as Exhibit 5.1.
10.1           Form of Registration Rights Agreement       Filed herewith as Exhibit 10.1.
               dated as of August 31, 2005
10.2           Form of Common Stock Purchase Agreement     Filed herewith as Exhibit 10.2.
               dated as of August 31, 2005
10.3           Form of Option Agreement dated as of        Filed herewith as Exhibit 10.3.
               August 31, 2005
10.4           Employment Agreement, dated October 12,     Filed  as  Exhibit  10.1 to the  current
               2005, between the Company and Mr. Barry     report   on  FORM  8K  filed   with  the
               Raeburn                                     Commission   on  October  17,  2005  and
                                                           incorporated herein by reference.


23.1           Consent of Reed Smith LLP (included in      Filed herewith as Exhibit 5.1.
               Exhibit 5.1)
23.2           Consent of Kabani & Company, Inc.           Filed herewith as Exhibit 23.2.